                                                                    Exhibit 4.2

===============================================================================

                         CITADEL BROADCASTING COMPANY,

                                     Issuer

                             CITADEL LICENSE, INC.,

                                   Guarantor

                                      and

                             THE BANK OF NEW YORK,

                               Debentures Trustee

                              --------------------


                                   INDENTURE

                            Dated as of July 1, 1997

                             ---------------------


                      13-1/4% Exchange Debentures due 2009

                 13-1/4% Series B Exchange Debentures due 2009

===============================================================================

                          CITADEL BROADCASTING COMPANY

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                OF 1939 AND INDENTURE, DATED AS OF JULY 1, 1997

TRUST INDENTURE
  ACT SECTION                                       INDENTURE SECTION
Section 310(a)(1)         ...............................    608
           (a)(2)         ...............................    608
           (b)            ...............................    609
Section 312(a)            ...............................    701
           (c)            ...............................    702
Section 313(a)            ...............................    703
           (c)            ...............................    703
Section 314(a)(4)         ...............................    1010(a)
           (c)(1)         ...............................    102
           (c)(2)         ...............................    102
           (e)            ...............................    102
Section 315(a)            ...............................    601(a)
           (b)            ...............................    602
           (c)            ...............................    601(b)
           (d)            ...............................    601(c), 603
316(a)(last
       sentence)          ...............................    101 ("Outstanding")
       (a)(1)(A)          ...............................    502, 512
       (a)(1)(B)          ...............................    513
       (b)                ...............................    508
       (c)                ...............................    104(d)
Section 317(a)(1)         ...............................    503
       (a)(2)             ...............................    504
       (b)                ...............................    1003
Section 318(a)            ...............................    111

--------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                       PAGE
PARTIES...................................................................  1
RECITALS OF THE COMPANY...................................................  1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions..................................................  2
                Acquired Debt..............................................  2
                Act........................................................  3
                Affiliate..................................................  3
                Agent......................................................  3
                Asset Sale.................................................  3
                Asset Sale Offer...........................................  3
                Asset Swap.................................................  3
                Authenticating Agent.......................................  4
                Bankruptcy Law.............................................  4
                Banks  ....................................................  4
                Board of Directors.........................................  4
                Board Resolution...........................................  4
                Business Day...............................................  4
                Capital Stock..............................................  4
                Capitalized Lease Obligation...............................  4
                Certificate of Designation.................................  4
                Change of Control..........................................  5
                Change of Control Offer....................................  5
                Change of Control Payment..................................  5
                Change of Control Purchase Date............................  5
                Citadel Communications.....................................  5
                Closing Date...............................................  5
                Commission.................................................  5
                Company....................................................  6
                Company Request or Company Order...........................  6
                Consolidated Adjusted Net Income...........................  6
                Consolidated Cash Flow.....................................  6
                Consolidated Cash Flow Ratio...............................  7
--------

 Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            PAGE
               Consolidated Fixed Charges.................................     7
               Corporate Trust Office.....................................     8
               Covenant Defeasance........................................     8
               Credit Facility............................................     8
               Credit Facility Agent......................................     8
               Custodian..................................................     8
               Debentures Trustee.........................................     8
               Debt.......................................................     8
               Default....................................................     9
               Defaulted Interest.........................................     9
               Depositary.................................................     9
               Disinterested Director.....................................     9
               Disqualified Stock.........................................     9
               Event of Default...........................................    10
               Excess Proceeds............................................    10
               Exchange Act...............................................    10
               Exchange Date..............................................    10
               Exchange Debentures........................................    10
               Exchange Debentures Exchange Offer.........................    10
               Exchange Debentures Exchange Offer Registration Statement..    10
               Exchange Debentures Register and Exchange Debentures Registrar 10
               Exchange Debentures Registration Rights Agreement..........    10
               Exchange Debentures Shelf Registration Statement...........    10
               Exchange Indenture.........................................    10
               Exchangeable Preferred Stock...............................    10
               FCC........................................................    11
               Generally Accepted Accounting Principles or GAAP...........    11
               guarantee..................................................    11
               Hedging Obligations........................................    11
               Holder ....................................................    11
               Indenture Obligations......................................    11
               Initial Exchange Debentures................................    11
               Initial Purchasers.........................................    11
               Interest Payment Date......................................    11
               Investment.................................................    12
               Junior Subordinated Debt...................................    12
               Legal Defeasance...........................................    12
               License Subsidiary.........................................    12
               Lien.......................................................    12
               Net Cash Proceeds..........................................    12

                                                                          PAGE
               New Exchange Debentures.................................... 13
               Notes...................................................... 13
               Offered Price.............................................. 13
               Officers' Certificate...................................... 13
               Opinion of Counsel......................................... 13
               Outstanding................................................ 13
               Pari Passu Debt............................................ 14
               Paying Agent............................................... 14
               Permitted Debt............................................. 14
               Permitted Investments...................................... 15
               Person..................................................... 16
               Predecessor Exchange Debenture............................. 16
               Preferred Stock............................................ 16
               Public Equity Offering..................................... 16
               QIB........................................................ 16
               Qualified Equity Interest.................................. 16
               Qualified Stock............................................ 16
               Redemption Date............................................ 16
               Redemption Price........................................... 16
               Regular Record Date........................................ 16
               Responsible Officer........................................ 16
               Restricted Subsidiary...................................... 17
               Rule 144A.................................................. 17
               Securities Act............................................. 17
               Senior Debt................................................ 17
               Senior Subordinated Debt................................... 17
               Significant Subsidiary..................................... 18
               Special Record Date........................................ 18
               Specified Senior Debt...................................... 18
               Stated Maturity............................................ 18
               Subordinated Debt.......................................... 18
               Subsidiary................................................. 19
               Subsidiary Debentures Guarantee............................ 19
               Subsidiary Debentures Guarantor............................ 19
               Subsidiary Guarantor Senior Debt........................... 19
               Subsidiary Guarantor Senior Subordinated Debt.............. 19
               Subsidiary Notes Guarantee................................. 20
               Trust Indenture Act or TIA................................. 20
               Unrestricted Subsidiary.................................... 20
               U.S. Government Obligations................................ 20

                                                                          PAGE
               Vice President............................................. 21
               Voting Stock............................................... 21
               Voting Trust Agreement..................................... 21
               Weighted Average Life...................................... 21
               Wholly Owned Restricted Subsidiary......................... 21

SECTION 102.  Compliance Certificates and Opinions........................ 21
SECTION 103.  Form of Documents Delivered to Debentures Trustee........... 22
SECTION 104.  Acts of Holders............................................. 23
SECTION 105.  Notices, Etc., to Debentures Trustee, the Company and
                Subsidiary Debentures Guarantors.......................... 24

SECTION 106.  Notice to Holders; Waiver................................... 25
SECTION 107.  Effect of Headings and Table of Contents.................... 25
SECTION 108.  Successors and Assigns...................................... 25
SECTION 109.  Separability Clause......................................... 25
SECTION 110.  Benefits of Indenture....................................... 26
SECTION 111.  Governing Law............................................... 26
SECTION 112.  Legal Holidays.............................................. 26
SECTION 113.  No Personal Liability of Directors, Officers, Employees,
                Stockholders or Incorporators............................. 26

SECTION 114.  Counterparts................................................ 27

                                   ARTICLE TWO

                            EXCHANGE DEBENTURE FORMS

SECTION 201.  Forms Generally............................................. 27
SECTION 202.  Restrictive Legends......................................... 28
SECTION 203.  [INTENTIONALLY OMITTED]..................................... 30
SECTION 204.  Form of Face of Exchange Debenture.......................... 30
SECTION 205.  Form of Reverse of Exchange Debenture....................... 33
SECTION 206.  Form of Debentures Trustee's Certificate
                of Authentication......................................... 41

                                  ARTICLE THREE

                             THE EXCHANGE DEBENTURES

SECTION 301.  Title and Terms............................................. 42
SECTION 302.  Denominations............................................... 43
SECTION 303.  Execution, Authentication, Delivery and Dating.............. 43
SECTION 304.  Temporary Exchange Debentures............................... 45

                                                                           PAGE
SECTION 305.  Registration, Registration of Transfer and Exchange..........  45
SECTION 306.  Book-Entry Provisions for the Global Exchange Debenture......  47
SECTION 307.  Special Transfer Provisions..................................  48
SECTION 308.  Form of Certificate to Be Delivered in Connection with
                Transfers to Non-QIB Institutional Accredited Investors....  50

SECTION 309.  [INTENTIONALLY OMITTED]......................................  53
SECTION 310.  Mutilated, Destroyed, Lost and Stolen Exchange Debentures....  53
SECTION 311.  Payment of Interest; Interest Rights Preserved...............  54
SECTION 312.  Persons Deemed Owners........................................  55
SECTION 313.  Cancellation.................................................  55
SECTION 314.  Computation of Interest......................................  56
SECTION 315.  CUSIP Numbers................................................  56

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture......................  56
SECTION 402.  Application of Trust Money...................................  58

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default............................................  58
SECTION 502.  Acceleration of Maturity; Rescission and Annulment...........  60
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                    Debentures Trustee.....................................  61

SECTION 504.  Debentures Trustee May File Proofs of Claim..................  62
SECTION 505.  Debentures Trustee May Enforce Claims Without Possession of
                    Exchange Debentures....................................  63

SECTION 506.  Application of Money Collected...............................  63
SECTION 507.  Limitation on Suits..........................................  64
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
              and Interest.................................................  64

SECTION 509.  Restoration of Rights and Remedies...........................  65
SECTION 510.  Rights and Remedies Cumulative...............................  65
SECTION 511.  Delay or Omission Not Waiver.................................  65
SECTION 512.  Control by Holders...........................................  65
SECTION 513.  Waiver of Past Defaults......................................  66

                                                                          PAGE
SECTION 514.  Waiver of Stay or Extension Laws.............................  66
SECTION 515.  Undertaking for Costs........................................  67

                                   ARTICLE SIX

                             THE DEBENTURES TRUSTEE

SECTION 601.  Certain Duties and Responsibilities..........................  67
SECTION 602.  Notice of Defaults...........................................  68
SECTION 603.  Certain Rights of Debentures Trustee.........................  69
SECTION 604.  Debentures Trustee Not Responsible for Recitals or
              Issuance of Exchange Debentures..............................  70
SECTION 605.  May Hold Exchange Debentures.................................  70
SECTION 606.  Money Held in Trust..........................................  71
SECTION 607.  Compensation and Reimbursement...............................  71
SECTION 608.  Corporate Debentures Trustee Required; Eligibility...........  72
SECTION 609.  Resignation and Removal; Appointment of Successor............  72
SECTION 610.  Acceptance of Appointment by Successor.......................  74
SECTION 611.  Merger, Conversion, Consolidation or Succession to Business..  74

                                  ARTICLE SEVEN

                 HOLDERS LISTS AND REPORTS BY DEBENTURES TRUSTEE

SECTION 701.  Company to Furnish Debentures Trustee Names and Addresses....  75
SECTION 702.  Disclosure of Names and Addresses of Holders.................  75
SECTION 703.  Reports by Debentures Trustee................................  76

                              ARTICLE EIGHT

                MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.........  76
SECTION 802.  Successor Substituted........................................  77

                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 901.  Supplemental Indentures Without Consent of Holders...........  77

                                                                          PAGE
SECTION 902.  Supplemental Indentures with Consent of Holders.............. 78
SECTION 903.  Execution of Supplemental Indentures......................... 79
SECTION 904.  Effect of Supplemental Indentures............................ 79
SECTION 905.  Conformity with Trust Indenture Act.......................... 80
SECTION 906.  Reference in Exchange Debentures to Supplemental Indentures.. 80
SECTION 907.  Notice of Supplemental Indentures............................ 80
SECTION 908.  Effect on Senior Debt and Senior Subordinated Debt........... 80

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Payment of Principal, Premium, If Any, and Interest.......... 80
SECTION 1002.  Maintenance of Office or Agency.............................. 81
SECTION 1003.  Money for Exchange Debenture Payments to Be Held in Trust.... 81
SECTION 1004.  Corporate Existence.......................................... 83
SECTION 1005.  Payment of Taxes and Other Claims............................ 83
SECTION 1006.  Maintenance of Properties.................................... 83
SECTION 1007.  Insurance ................................................... 84
SECTION 1008.  Compliance with Laws......................................... 84
SECTION 1009.  Limitation on Debt........................................... 84
SECTION 1010.  Limitation on Restricted Payments............................ 87
SECTION 1011.  Purchase of Exchange Debentures upon a Change of Control..... 91
SECTION 1012.  Limitation on Certain Asset Sales............................ 93
SECTION 1013.  Limitation on Asset Swaps.................................... 95
SECTION 1014.  Limitation on Transactions with Affiliates................... 96
SECTION 1015.  Limitation on Dividends and Other Payment Restrictions
               Affecting Restricted Subsidiaries............................ 97
SECTION 1016.  Limitation on Issuances and Sales of Capital Stock of
               Restricted Subsidiaries...................................... 98
SECTION 1017.  Limitation on Unrestricted Subsidiaries...................... 99
SECTION 1018.  Limitation on Other Subordinated Debt........................ 99
SECTION 1019.  Subsidiary Debentures Guarantees.............................100
SECTION 1020.  Limitation on Guarantees of Debt by Restricted Subsidiaries..100
SECTION 1021.  Limitation on Liens..........................................100
SECTION 1022.  Commission Reports and Reports to Holders....................101
SECTION 1023.  Statement as to Compliance...................................101
SECTION 1024.  Delivery of Certain Information..............................102

                                 ARTICLE ELEVEN

                        REDEMPTION OF EXCHANGE DEBENTURES

                                                                           PAGE
SECTION 1101.  Redemption...................................................102
SECTION 1102.  Applicability of Article.....................................102
SECTION 1103.  Election to Redeem; Notice to Debentures Trustee.............103
SECTION 1104.  Selection by Debentures Trustee of Exchange Debentures to Be
                    Redeemed................................................103
SECTION 1105.  Notice of Redemption.........................................103
SECTION 1106.  Deposit of Redemption Price..................................105
SECTION 1107.  Exchange Debentures Payable on Redemption Date...............105
SECTION 1108.  Exchange Debentures Redeemed in Part.........................105

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.  Company's Option to Effect Legal Defeasance or Covenant
                    Defeasance..............................................106
SECTION 1202.  Legal Defeasance and Discharge...............................106
SECTION 1203.  Covenant Defeasance..........................................107
SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance........107
SECTION 1205.  Deposited Money and U.S. Government Obligations to Be Held in
                    Trust; Other Miscellaneous Provisions...................108
SECTION 1206.  Reinstatement................................................109

                                ARTICLE THIRTEEN

                        SUBSIDIARY DEBENTURES GUARANTEES

SECTION 1301.  Subsidiary Debentures Guarantees.............................110
SECTION 1302.  Guaranty Absolute............................................111
SECTION 1303.  Waivers   ...................................................113
SECTION 1304.  Subrogation..................................................114
SECTION 1305.  No Waiver; Remedies..........................................114
SECTION 1306.  Continuing Guaranty; No Right of Set-Off; Independent
                    Obligation..............................................114
SECTION 1307.  Subsidiary Debentures Guarantors May Consolidate, Etc.
                    on Certain Terms........................................115

                                                                          PAGE
SECTION 1308.  Additional Subsidiary Debentures Guarantors..................115
SECTION 1309.  Releases  ...................................................116

                                ARTICLE FOURTEEN

                           SUBORDINATION OF SECURITIES

SECTION 1401.  Exchange Debentures and Subsidiary Debentures Guarantees
                    Subordinate to Senior Debt and Senior Subordinated Debt.117
SECTION 1402.  Payment Over of Proceeds Upon Dissolution, Etc...............117
SECTION 1403.  No Payment When Certain Senior Debt and Senior Subordinated
                    Debt in Default.........................................119
SECTION 1404.  Payment Permitted If No Default..............................120
SECTION 1405.  Subrogation to Rights of Holders of Senior Debt and Senior
                    Subordinated Debt.......................................120
SECTION 1406.  Provisions Solely to Define Relative Rights..................121
SECTION 1407.  Debentures Trustee to Effectuate Subordination...............122
SECTION 1408.  No Waiver of Subordination Provisions........................122
SECTION 1409.  Notice to Debentures Trustee.................................123
SECTION 1410.  Reliance on Judicial Order or Certificate of Liquidation
                    Agent...................................................123
SECTION 1411.  Debentures Trustee Not Fiduciary for Holders of Senior Debt
               and Senior Subordinated Deb..................................124
SECTION 1412.  Rights of Debentures Trustee as Holder of Senior Debt and
               Senior Subordinated Debt; Preservation of Debentures
               Trustee's Rights.............................................124
SECTION 1413.  Applicability to Paying Agents...............................124
SECTION 1414.  Defeasance of this Article Fourteen..........................125
SECTION 1415.  Subordination Provisions Controlling.........................125

SIGNATURES..................................................................126

   INDENTURE, dated as of July 1, 1997, among CITADEL BROADCASTING COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), having its principal office at 140 South Ash Avenue, Tempe, Arizona 85281, CITADEL LICENSE, INC., a wholly owned subsidiary of the Company, as guarantor (the "Subsidiary Debentures Guarantor"), having its principal office at 140 South Ash Avenue, Tempe, Arizona 85281 and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Debentures Trustee").


                            RECITALS OF THE COMPANY

   The Company has duly authorized the creation of (and, with respect to clause
(a) below, the issuance of) (a) its 13-1/4% Exchange Debentures due 2009 (the "Initial Exchange Debentures"), (b) its 13-1/4% Series B Exchange Debentures due 2009 (the "New Exchange Debentures"), of substantially the tenor and amount hereinafter set forth and (c) any additional 13-1/4% Exchange Debentures due 2009 issued in lieu of interest payments in money, as provided for in this Exchange Indenture and in the Exchange Debentures (together with the Initial Exchange Debentures and New Exchange Debentures, the "Exchange Debentures") and to provide therefor the Company has duly authorized the execution and delivery of this Exchange Indenture.

   Upon the effectiveness of the Exchange Debentures Exchange Offer Registration Statement (as defined herein) or the Exchange Debentures Shelf Registration Statement (as defined herein), this Exchange Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

   All things necessary have been done to make the Exchange Debentures, when executed and duly issued by the Company and authenticated and delivered hereunder by the Debentures Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Exchange Indenture a valid agreement of the Company in accordance with their and its terms.

              NOW, THEREFORE, THIS EXCHANGE INDENTURE WITNESSETH:

   For and in consideration of the premises and the purchase of the Exchange Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Exchange Debentures, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

   SECTION 101.  Definitions.

   For all purposes of this Exchange Indenture, except as otherwise expressly provided or unless the context otherwise requires:

   (a) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

   (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA
  Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

   (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles;

   (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Exchange Indenture as a whole and not to any particular Article, Section or other subdivision;

   (e)   the word "or" is not exclusive; and

   (f) provisions of this Exchange Indenture apply to successive events and transactions.

   Certain terms, used principally in Articles Two, Ten, Twelve, Thirteen and Fourteen, are defined in those Articles.

   "Acquired Debt" means Debt of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such Person or (c) secured by a Lien encumbering assets acquired from such Person.

   "Act," when used with respect to any Holder, has the meaning set forth in
Section 104.

   "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Agent" means any Paying Agent, Authenticating Agent and Exchange Debenture Registrar under this Exchange Indenture.

   "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and any of its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (a) that is governed by the provisions of this Exchange Indenture described under (i) Article Eight or (ii) Section 1013, (b) between or among the Company and any of its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Exchange Indenture, (c) to an Unrestricted Subsidiary, if permitted under Section 1010,
(d) representing obsolete or permanently retired equipment, (e) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year or (f) the transfer of up to $500,000 of property and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the internet service provider business.

   "Asset Sale Offer" has the meaning set forth in Section 1012 herein.

   "Asset Swap" means the execution of one or more definitive agreements, subject only to FCC approval, if applicable, and other customary closing conditions, which the Company in good faith believes shall be satisfied, for a substantially concurrent purchase and sale, or exchange, or "deferred exchange" (for no more than 180 days) under Section 1031(a)(3) of the Internal Revenue Code of 1986, as amended, of assets used in the broadcast or related businesses between the Company or any of its Restricted Subsidiaries and one or more other Persons or groups of affiliated Persons; provided that any amendment to or waiver of any closing conditions that individually or in the aggregate are material to the Asset Swap shall be deemed to be a new Asset Swap.

   "Authenticating Agent" means the Person appointed, if any, by the Debentures Trustee as an authenticating agent pursuant to the last paragraph of Section 303.

   "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

   "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

   "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

   "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Debentures Trustee.

   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

   "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated).

   "Capitalized Lease Obligation" means, with respect to any Person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such Person.


   "Certificate of Designation" means the document setting forth the terms of the Exchangeable Preferred Stock, as filed with the Secretary of State of Nevada on July 2, 1997, as amended from time to time.

   "Change of Control" means the occurrence of any of the following events:

   (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement or Citadel Communications, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

   (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

   (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

   "Change of Control Offer" has the meaning set forth in Section 1011 herein.

   "Change of Control Payment" has the meaning set forth in Section 1011 herein.

   "Change of Control Purchase Date" has the meaning set forth in Section 1011 herein.

   "Citadel Communications" means Citadel Communications Corporation, a Nevada corporation, and any successors thereof.

   "Closing Date" means the date on which the Exchangeable Preferred Stock is originally issued under the Certificate of Designation.

   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this

Exchange Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

   "Company" means the Person named as the "Company" in the first paragraph of this Exchange Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Exchange Indenture, and thereafter "Company" shall mean such successor Person.

   "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its chairman, a vice-chairman, its president or any vice president and (ii) by its treasurer, an assistant treasurer, its secretary or an assistant secretary and delivered to the Debentures Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

   "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any of its Restricted Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

   "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to the first paragraph of Section 1009, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such Section, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an Officers' Certificate filed with the Debentures Trustee. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving a metropolitan statistical area in which the Company or its Subsidiaries has owned, or has operated under a local marketing agreement, one or more radio stations for at least the preceding six months.

   "Consolidated Cash Flow Ratio" means, at any date, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (ii) the aggregate amount of Consolidated Cash Flow for such Reference Period.

   "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and
(vi) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation), plus (b) all interest on any Debt of any other Person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that

Consolidated Fixed Charges shall not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

   "Corporate Trust Office" means the principal corporate trust office of the Debentures Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Exchange Indenture is located at 101 Barclay Street - 21W, New York New York 10286, except that with respect to presentation of Exchange Debentures for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Debentures Trustee at which, at any particular time, its corporate agency business shall be conducted.

   "Covenant Defeasance" has the meaning set forth in Section 1203 herein.

   "Credit Facility" means the loan agreement dated October 9, 1996 among the Company, the Banks and the Credit Facility Agent, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

   "Credit Facility Agent" means the then acting Agent as defined in and under the Credit Facility or any successor thereto.

   "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

   "Debentures Trustee" means the Person named as the "Debentures Trustee" in the first paragraph of this Exchange Indenture until a successor Debentures Trustee shall have become such pursuant to the applicable provisions of this Exchange Indenture, and thereafter "Debentures Trustee" shall mean such successor Debentures Trustee.

   "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such Person, and (h) every obligation of the types referred to in clauses (a) through (g) of another Person and all dividends of another Person (i) the payment of which, in either case, such Person has guaranteed or (ii) which is secured by any Lien on any property or asset of such Person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Exchange Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Defaulted Interest" has the meaning set forth in Section 311.

   "Depositary" means The Depository Trust Company, its nominees and successors.

   "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under this Exchange Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

   "Disqualified Stock" means any class or series of Capital Stock that, either by its terms (or by the terms of any security into which it is convertible or exchangeable by contract or otherwise), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, prior to one year after the Stated Maturity of the Exchange Debentures; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to one year after the Stated Maturity of the Exchange Debentures will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1011 and 1012 of this Exchange Indenture and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Exchange Debentures as are required to be repurchased pursuant to Sections 1011 and 1012 of this Exchange Indenture.

   "Event of Default" has the meaning set forth in Section 501 herein

   "Excess Proceeds" has the meaning set forth in Section 1012 herein.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Exchange Date" means the date fixed by the Company for the exchange of the Exchangeable Preferred Stock into the Exchange Debentures.

   "Exchange Debentures" has the meaning stated in the first recital of this Exchange Indenture and more particularly means any Exchange Debentures authenticated and delivered under this Exchange Indenture.

   "Exchange Debentures Exchange Offer" means the offer by the Company to the Holders of the Initial Exchange Debentures to exchange all of the Initial Exchange Debentures for New Exchange Debentures, as provided for in the Exchange Debentures Registration Rights Agreement.

   "Exchange Debentures Exchange Offer Registration Statement" means the Exchange Debentures Exchange Offer Registration Statement as defined in the Exchange Debentures Registration Rights Agreement.

   "Exchange Debentures Register" and "Exchange Debentures Registrar" have the respective meanings specified in Section 305.

   "Exchange Debentures Registration Rights Agreement" means the Exchange Debentures Registration Rights Agreement, dated as of July 1, 1997, among the Company, the Subsidiary Debentures Guarantors and the Initial Purchasers.

   "Exchange Debentures Shelf Registration Statement" means the Exchange Debentures Shelf Registration Statement as defined in the Exchange Debentures Registration Rights Agreement.

   "Exchange Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

   "Exchangeable Preferred Stock" means the 13-1/4% Series A Exchangeable Preferred Stock, no par value, of the Company.

   "FCC" means the Federal Communications Commission, which has jurisdiction over the ownership, operation and sale of the Company's broadcast stations.

   "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

   "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

   "Hedging Obligations" means the obligations of any Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

   "Holder" means the Person in whose name an Exchange Debenture is registered in the Exchange Debenture Register.

   "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Exchange Debentures, including the Subsidiary Debentures Guarantors, to pay principal of (and premium, if any) and interest on the Exchange Debentures when due and payable at maturity, and all other amounts due or to become due under or in connection with this Exchange Indenture, the Exchange Debentures and the performance of all other obligations to the Debentures Trustee (including all amounts due to the Debentures Trustee under Section 607 hereof) and the Holders under this Exchange Indenture and the Exchange Debentures, according to the terms hereof and thereof.

   "Initial Exchange Debentures" has the meaning specified in the recitals to this Exchange Indenture.

   "Initial Purchasers" means Prudential Securities Incorporated, NationsBanc Capital Markets, Inc. and BancBoston Securities Inc., as purchasers of the Initial Exchange Debentures.

   "Interest Payment Date" means the Stated Maturity of an installment of interest on the Exchange Debentures.

   "Investment" (in any Person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person or the making of any investment in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

   "Junior Subordinated Debt" means Debt of the Company that is subordinated in right of payment to the Subordinated Debt.

   "Legal Defeasance" has the meaning set forth in Section 1202 herein.

   "License Subsidiary" means Citadel License, Inc.

   "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

   "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

   "New Exchange Debentures" has the meaning stated in the first recital of this Exchange Indenture and refers to any New Exchange Debentures containing terms substantially identical to the Initial Exchange Debentures (except that (i) such New Exchange Debentures shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and
(ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Exchange Debentures in accordance with the Exchange Debentures Exchange Offer, as provided for in the Exchange Debentures Registration Rights Agreement and this Exchange Indenture.

   "Notes" means the $100,000,000 10-1/4% Senior Subordinated Notes of the Company due 2007.

   "Offered Price" has the meaning set forth in Section 1012 herein.

   "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in
Section 102.

   "Opinion of Counsel" means a written opinion of counsel, which and who are reasonably acceptable to, and addressed to, the Debentures Trustee complying with the requirements of Section 102. Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company or the Debentures Trustee.

   "Outstanding," when used with respect to Exchange Debentures, means, as of the date of determination, all Exchange Debentures theretofore authenticated and delivered under this Exchange Indenture, except:

   (i) Exchange Debentures theretofore cancelled by the Debentures Trustee or delivered to the Debentures Trustee for cancellation;

   (ii) Exchange Debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Debentures Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Exchange Debentures; provided that, if such Exchange Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Exchange Indenture or provision therefor satisfactory to the Debentures Trustee has been made;

   (iii) Exchange Debentures, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Twelve; and

   (iv) Exchange Debentures in exchange for or in lieu of which other Exchange Debentures (including pursuant to Section 310) have been authenticated and delivered pursuant to this Exchange Indenture, other than any such Exchange Debentures in respect of which there shall have been presented to the Debentures Trustee proof satisfactory to it that such Exchange Debentures are held by a bona fide purchaser in whose hands the Exchange Debentures are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Exchange Debentures have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Exchange Debentures owned by the Company, any Subsidiary Debentures Guarantor or any other obligor upon the Exchange Debentures or any Affiliate of the Company, any Subsidiary Debentures Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding (provided that, in connection with any offer by the Company or any obligor to purchase the Exchange Debentures, Exchange Debentures tendered for purchase shall be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Debentures Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Exchange Debentures which the Debentures Trustee actually knows to be so owned shall be so disregarded. Exchange Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Debentures Trustee the pledgee's right so to act with respect to such Exchange Debentures and that the pledgee is not the Company, any Subsidiary Debentures Guarantor or any other obligor upon the Exchange Debentures or any Affiliate of the Company, any Subsidiary Debentures Guarantor or such other obligor.

   "Pari Passu Debt" means Debt of the Company that ranks pari passu in right of payment with the Exchange Debentures.

   "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Exchange Debentures on behalf of the Company.

   "Permitted Debt" has the meaning set forth in Section 1009.

   "Permitted Investments" means any of the following:

   (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

   (b) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary that is or would be a Subsidiary Debentures Guarantor under this Exchange Indenture or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is a Subsidiary Debentures Guarantor.

   (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Debentures Guarantor and Investments by any Restricted Subsidiary in the Company.

   (d) Investments in assets owned or used in the ordinary course of business.

   (e)   Investments in existence on the Closing Date.

   (f)   Promissory notes received as a result of Asset Sales permitted under
Section 1012.

   (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1,000,000.

   (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

   (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Predecessor Exchange Debenture" of any particular Exchange Debenture means every previous Exchange Debenture evidencing all or a portion of the same debt as that evidenced by such particular Exchange Debenture; and, for the purposes of this definition, any Exchange Debenture authenticated and delivered under
Section 310 in exchange for a mutilated, lost, destroyed or stolen Exchange Debenture.

   "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

   "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

   "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

   "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

   "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

   "Redemption Date," when used with respect to any Exchange Debenture to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Exchange Indenture.

   "Redemption Price," when used with respect to any Exchange Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Exchange Indenture.

   "Regular Record Date" for the interest payable on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date.

   "Responsible Officer," when used with respect to the Debentures Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Debentures Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

   "Rule 144A" means Rule 144A under the Securities Act.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Senior Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company, whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinate in right of payment to any Debt or other general unsecured obligations of the Company. Without limiting the generality of the foregoing, "Senior Debt" includes the principal of and premium, if any, fees and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the Credit Facility. Notwithstanding the foregoing, "Senior Debt" shall not include (a) Debt that is Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of this Exchange Indenture, other than any Debt incurred under the Credit Facility not in excess of $150,000,000 (less any amounts applied to the permanent reduction of such Debt pursuant to Section 1012) if the Company has certified to the Credit Facility Agent, at the time such Debt is incurred, that the Company is permitted to incur such Debt under this Exchange Indenture.

   "Senior Subordinated Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company (including the Notes), whether outstanding on the Closing Date or thereafter incurred, for which, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinate in right of payment to any Senior Debt or other general unsecured obligations of the Company, unless such instrument expressly provides that such Debt will be subordinate in right of payment to the Notes or any Debt that is pari passu in right of payment with the Notes. Notwithstanding the foregoing, "Senior Subordinated Debt" shall not include (a) Debt that is represented by Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of this Exchange Indenture.

   "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or (d) holds one or more licenses material to the Company's business.

   "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Debentures Trustee pursuant to Section 311.

   "Specified Senior Debt" means (i) all Senior Debt under the Credit Facility and Senior Subordinated Debt under the Notes and (ii) any other issue of Senior Debt having a principal amount of at least $10,000,000.

   "Stated Maturity" means, when used with respect to any Exchange Debenture or any installment of interest thereon, the date specified in such Exchange Debenture as the fixed date on which the principal of such Exchange Debenture or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

   "Subordinated Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company (including the Exchange Debentures), whether outstanding on the Closing Date or thereafter incurred, for which, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Senior Debt or other general unsecured obligations of the Company, and to any Senior Subordinated Debt, unless such instrument expressly provides that such Debt will be subordinate in right of payment to the Exchange Debentures or any Debt that is pari passu in right of payment with the Exchange Debentures. Notwithstanding the foregoing, "Subordinated Debt" will not include (a) Debt that is represented by Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of this Exchange Indenture.

   "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

   "Subsidiary Debentures Guarantee" means a guarantee of the Exchange Debentures by a Restricted Subsidiary in accordance with the provisions of this Exchange Indenture.

   "Subsidiary Debentures Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Debentures Guarantee as described in Article Thirteen herein.

   "Subsidiary Guarantor Senior Debt" means, as to any Subsidiary Debentures Guarantor, the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, whether or not allowed) and other amounts due on or in connection with any Debt of such Subsidiary Debentures Guarantor (other than the Subsidiary Debentures Guarantee made by such Subsidiary Debentures Guarantor), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinate in right of payment to any Debt or other general unsecured obligations of such Subsidiary Debentures Guarantor. Notwithstanding the foregoing, "Subsidiary Guarantor Senior Debt" shall not include (a) Debt that is Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of such Subsidiary Debentures Guarantor to the Company or any Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by such Subsidiary Debentures Guarantor in violation of this Exchange Indenture, other than any Debt incurred under the Credit Facility not in excess of $150,000,000 (less any amounts applied to the permanent reduction of such Debt pursuant to Section 1012) if the Company has certified to the Credit Facility Agent, at the time such Debt is incurred, that the Subsidiary Debentures Guarantor is permitted to incur such Debt under this Exchange Indenture.

   "Subsidiary Guarantor Senior Subordinated Debt" means, as to any Subsidiary Debentures Guarantor, the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, whether or not allowed) and other amounts due on or in connection with any Debt of such Subsidiary Debentures Guarantor (other than the Subsidiary Debentures Guarantee made by such Subsidiary Debentures Guarantor), whether outstanding on the Closing Date or thereafter incurred, for which, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinate in right of payment to any Senior Debt or other general unsecured obligations of the Company, unless such instrument expressly provides that such Debt will be subordinate in right of payment to the Notes or any Debt that is pari passu in right of payment with the Notes. Notwithstanding the foregoing, "Subsidiary Guarantor Senior Subordinated Debt" shall not include (a) Debt that is Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of such Subsidiary Debentures Guarantor to the Company or any Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by such Subsidiary Debentures Guarantor in violation of this Exchange Indenture.

   "Subsidiary Notes Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture, dated July 1, 1997, governing the Notes.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date as of which this Exchange Indenture was executed, except as provided in Section 905.

   "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with Section 1017 and (b) any Subsidiary of an Unrestricted Subsidiary.

   "U.S. Government Obligations" means obligations that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

   "Vice President," when used with respect to the Company or the Debentures Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

   "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

   "Voting Trust Agreement" means that certain Voting Trust Agreement dated as of March 17, 1997 by and among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Christopher Hall, as the initial Trustee thereunder and J. Walter Corcoran and Harlan Levy, each as an initial Back-Up Trustee thereunder, as amended from time to time.

   "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by
(ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

   "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other Persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

   SECTION 102.  Compliance Certificates and Opinions.

   Upon any application or request by the Company to the Debentures Trustee to take any action under any provision of this Exchange Indenture, the Company and any Subsidiary Debentures Guarantor and any other obligor on the Exchange Debentures (if applicable) shall furnish to the Debentures Trustee an Officers' Certificate in form and substance reasonably acceptable to the Debentures Trustee stating that all conditions precedent, if any, provided for in this Exchange Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Exchange Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Exchange Indenture shall include:

   (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

   (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

   (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

   SECTION 103.  Form of Documents Delivered to Debentures Trustee.

   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

   Any certificate or opinion of an officer of the Company, any Subsidiary Debentures Guarantor or other obligor on the Exchange Debentures may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Subsidiary Debentures Guarantor or other obligor on the Exchange Debentures stating that the information with respect to such factual matters is in the possession of the Company, any Subsidiary Debentures Guarantor or other obligor on the Exchange Debentures unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Exchange Indenture, they may, but need not, be consolidated and form one instrument.

   SECTION 104.  Acts of Holders.

   (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Exchange Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Debentures Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Exchange Indenture and conclusive in favor of the Debentures Trustee and the Company, if made in the manner provided in this
Section 104.

   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Debentures Trustee deems sufficient.

   (c) The principal amount and serial numbers of Exchange Debentures held by any Person, and the date of holding the same, shall be proved by the Exchange Debenture Register.

   (d) If the Company or any Subsidiary Debentures Guarantor shall solicit from the Holders of Exchange Debentures any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Subsidiary Debentures Guarantor (as the case may be) may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Subsidiary Debentures Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Exchange Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Exchange Debentures shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Exchange Indenture not later than six months after the record date.

   (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Exchange Debenture shall bind every future Holder of the same Exchange Debenture and the Holder of every Exchange Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 310) in respect of anything done, omitted or suffered to be done by the Debentures Trustee, any Paying Agent or the Company or any Subsidiary Debentures Guarantor in reliance thereon, whether or not notation of such action is made upon such Exchange Debenture.

   SECTION 105. Notices, Etc., to Debentures Trustee, the Company and Subsidiary Debentures Guarantors.

   Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Exchange Indenture to be made upon, given or furnished to, or filed with:

   (1) the Debentures Trustee by any Holder or by the Company or any Subsidiary Debentures Guarantor or any other obligor on the Exchange Debentures shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Debentures Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

   (2) the Company or any Subsidiary Debentures Guarantor by the Debentures Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Subsidiary Debentures Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Exchange Indenture, or at any other address previously furnished in writing to the Debentures Trustee by the Company or such Subsidiary Debentures Guarantor.

   SECTION 106.  Notice to Holders; Waiver.

   Where this Exchange Indenture provides for notice of any event to Holders by the Company or the Debentures Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Exchange Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Exchange Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Debentures Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Exchange Indenture, then any manner of giving such notice as shall be satisfactory to the Debentures Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

   SECTION 107.  Effect of Headings and Table of Contents.

   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   SECTION 108.  Successors and Assigns.

   All covenants and agreements in this Exchange Indenture by the Company and any Subsidiary Debentures Guarantor and their Subsidiaries shall bind their successors and assigns, whether so expressed or not.

   SECTION 109.  Separability Clause.

   In case any provision in this Exchange Indenture or in the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 110.  Benefits of Indenture.

   Nothing in this Exchange Indenture or in the Exchange Debentures, express or implied, shall give to any Person (other than the parties hereto, any Agent and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Debt and Senior Subordinated Debt) any benefit or any legal or equitable right, remedy or claim under this Exchange Indenture.

   SECTION 111.  Governing Law.

   THIS EXCHANGE INDENTURE, THE EXCHANGE DEBENTURES AND THE SUBSIDIARY DEBENTURES GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UPON THE EFFECTIVENESS OF THE EXCHANGE DEBENTURES EXCHANGE OFFER REGISTRATION STATEMENT OR THE EXCHANGE DEBENTURES SHELF REGISTRATION STATEMENT, THIS EXCHANGE INDENTURE SHALL BE SUBJECT TO, AND GOVERNED BY, THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED OR DEEMED TO BE PART OF AND TO GOVERN INDENTURES QUALIFIED THEREUNDER.

   SECTION 112.  Legal Holidays.

   In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 311 or Redemption Date or Stated Maturity or other maturity of any Exchange Debenture shall not be a Business Day, then (notwithstanding any other provision of this Exchange Indenture or of the Exchange Debentures) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 311, Redemption Date, or at the Stated Maturity or other maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity or other maturity, as the case may be, to the next succeeding Business Day.

   SECTION 113. No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators.

   No director, officer, employee, incorporator or stockholders, as such, of the Company or any Subsidiary Debentures Guarantor shall have any liability for any obligations of the Company or such Subsidiary Debentures Guarantor under the Exchange Debentures, this Exchange Indenture or any Subsidiary Debentures Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting an

Exchange Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Exchange Debentures.

   SECTION 114.  Counterparts.

   This Exchange Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.


                                  ARTICLE TWO

                            EXCHANGE DEBENTURE FORMS

   SECTION 201.  Forms Generally.

   The Exchange Debentures and the Debentures Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Exchange Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Exchange Debentures, as evidenced by their execution of the Exchange Debentures. Any portion of the text of any Exchange Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Exchange Debenture. Each Exchange Debenture shall be dated the date of its authentication.

   The definitive Exchange Debentures shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Exchange Debentures, as evidenced by their execution of such Exchange Debentures.

   Initial Exchange Debentures offered and sold to "Qualified Institutional Buyers" (as defined in Rule 144A in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A) shall initially be issued in the form of one permanent global Exchange Debenture substantially in the form set forth in Sections 204 and 205 (the "Global Exchange Debenture") deposited with the Debentures Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Debentures Trustee as hereinafter provided. The aggregate principal amount of the Global Exchange Debenture may from time to time be increased or decreased by adjustments made on the records of the Debentures Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

   Initial Exchange Debentures offered and sold to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not Qualified Institutional Buyers shall initially be issued in the form of permanent certificated Exchange Debentures in registered form in substantially the form set forth in Sections 204 and 205 (the "Certificated Exchange Debentures").

   SECTION 202.  Restrictive Legends.

   Unless and until (i) an Initial Exchange Debenture is sold under an Exchange Debentures Shelf Registration Statement or (ii) an Initial Exchange Debenture is exchanged for a New Exchange Debenture in connection with an effective Exchange Debentures Exchange Offer Registration Statement, in each case pursuant to the Exchange Debentures Registration Rights Agreement, each such Global Exchange Debenture and Certificated Exchange Debenture shall bear the following legend (the "Private Placement Legend") on the face thereof:

   For each Global Exchange Debenture:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CITADEL BROADCASTING COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR"

  WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE COMPANY'S, AND THE DEBENTURES TRUSTEE'S/TRANSFER AGENT'S, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

   For each Certificated Exchange Debenture:

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.
  NEITHER THE SECURITIES EVIDENCED BY THIS CERTIFICATE, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (II) THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER, STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

   Each Global Exchange Debenture, whether or not an Initial Exchange Debenture, shall also bear the following legend on the face thereof:

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

  AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

   SECTION 203.  [INTENTIONALLY OMITTED].

   SECTION 204.  Form of Face of Exchange Debenture.

                          CITADEL BROADCASTING COMPANY

                13-1/4% [Series B]* Exchange Debenture due 2009
                                                                 CUSIP No. _____
No. __________
                                                                 $________

   CITADEL BROADCASTING COMPANY, a Nevada corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of___________
____________________ Dollars on July 1, 2009, at the office or agency of the Company referred to below, and to pay interest thereon semi-annually, on July 1 and January 1 in each year, commencing on the first such date after the Exchange Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13-1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Exchange Debentures from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. On or prior to July 1, 2002, interest is payable in additional Exchange Debentures having an aggregate principal amount equal to the amount of such interest, or, at the option of the Company, in cash. Thereafter, all interest will be payable only in cash. Interest on the Exchange Debentures will accrue from the date of issuance thereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Exchange Debenture (or one or more Predecessor Exchange Debentures) is registered


__________________________________

*  Include only for New Exchange Debentures.

at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Exchange Debentures, may be paid to the Person in whose name this Exchange Debenture (or one or more Predecessor Exchange Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Debentures Trustee, notice whereof shall be given to Holders of Exchange Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   [The Holder of this Exchange Debenture is entitled to the benefits of the Exchange Debentures Registration Rights Agreement, dated as of July 1, 1997 (the "Exchange Debentures Registration Rights Agreement"), between the Company, the Subsidiary Debentures Guarantors and the Initial Purchasers named therein. In the event that either (a) the Exchange Debentures Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the Closing Date or (b) the Exchange Debentures Exchange Offer is not consummated or an Exchange Debentures Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Date, the interest rate borne by the Exchange Debentures shall be increased by 0.25% per annum for the first 30 days following the 90-day period referred to in clause (a) above or the first 90 days following the 210-day period referred to in clause (b) above. Such interest shall increase by an additional 0.25% per annum at the beginning of each subsequent 30-day period in the case of clause (a) above or 90-day period in the case of clause (b) above; provided, however, that in no event shall the interest rate borne by the Exchange Debentures be increased by more than 1.5%. Upon the filing of the Exchange Debentures Exchange Offer Registration Statement, the consummation of the Exchange Debentures Exchange Offer or the effectiveness of an Exchange Debentures Shelf Registration Statement, as the case may be, the interest rate borne by the Exchange Debentures from the date of such filing, consummation or effectiveness, as the case may be, shall be reduced to the original interest rate set forth in the first paragraph of this Exchange Debenture; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

   [If the Company issues a notice that the Exchange Debentures Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) of the Exchange Debentures Registration Rights Agreement, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by the Exchange Debentures shall be increased by one-quarter of one percent per annum following the date that such Exchange Debentures Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum for each 90-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one percent. Upon the Company declaring that the Exchange Debentures Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Exchange Debentures shall be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate the Exchange Debentures Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate shall again be increased and thereafter reduced pursuant to the foregoing provisions.]*

   The principal of and premium, if any, and interest on the Exchange Debentures shall be payable, and the Exchange Debentures shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Debentures Trustee located at 101 Barclay Street - 21W, New York, New York 10286); provided, however, that, at the option of the Company, interest may be paid by check (or, if an Exchange Debenture has been issued as payment of interest in lieu of money, by such Exchange Debenture) mailed to the address of the Person entitled thereto as such address appears in the Exchange Debentures Register.

   Reference is hereby made to the further provisions of this Exchange Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been duly executed by the Debentures Trustee or the Authenticating Agent referred to on the reverse hereof by manual signature, this Exchange Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.





__________________________________

*  Include only for the Initial Exchange Debentures.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                  CITADEL BROADCASTING COMPANY


                                        By

                                            ______________________________
                                            Name:
                                            Title:
Attest:                                                             [SEAL]

___________________________
Authorized Officer

              SECTION 205.  Form of Reverse of Exchange Debenture.

                 This Exchange Debenture is one of a duly authorized issue of securities of the Company designated as its 13-1/4% [Series B]* Exchange Debentures due 2009 (the "Exchange Debentures"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $400,000,000, which may be issued under an indenture (the "Indenture") dated as of July 1, 1997 between the Company, Citadel License, Inc., as guarantor (the "Subsidiary Debentures Guarantor"), and The Bank of New York, as trustee (the "Debentures Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Debentures Guarantor, the Debentures Trustee and the Holders of the Exchange Debentures, and of the terms upon which the Exchange Debentures are, and are to be, authenticated and delivered.

                 This Exchange Debenture is subordinated to the prior payment in full of all Senior Debt and Senior Subordinated Debt in the manner and to the extent set forth in Article Fourteen of the Indenture.

                 On or before each payment date, the Company shall deliver or cause to be delivered to the Debentures Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date, or, if Exchange Debentures have been issued as payment of interest in lieu of money, Exchange Debentures sufficient to pay the amount due on such payment date.


__________________________________

*        Include only for the New Exchange Debentures.

                 The Exchange Debentures shall be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date):

                                                                          REDEMPTION
                YEAR                                                         PRICE
                ----                                                 ----------------------
                2002  . . . . . . . . . . . . . . . . . . . . . . .       107.729%
                2003  . . . . . . . . . . . . . . . . . . . . . . .       106.625%
                2004  . . . . . . . . . . . . . . . . . . . . . . .       105.521%
                2005  . . . . . . . . . . . . . . . . . . . . . . .       104.417%
                2006  . . . . . . . . . . . . . . . . . . . . . . .       103.313%
                2007  . . . . . . . . . . . . . . . . . . . . . . .       102.208%
                2008  . . . . . . . . . . . . . . . . . . . . . . .       101.104%

                 In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem Exchange Debentures having an aggregate principal amount of up to 35% of the aggregate principal amount of Exchange Debentures issued upon exchange of the Exchangeable Preferred Stock or in payment of interest on the Exchange Debentures, at a redemption price equal to 113.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date); provided that, immediately after giving effect to any such redemption, at least $75,000,000 aggregate principal amount of the Exchange Debentures remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

                 If less than all the Exchange Debentures are to be redeemed, the particular Exchange Debentures to be redeemed shall be selected not more than 60 days prior to the redemption date by the Debentures Trustee by such method as the Debentures Trustee deems fair and appropriate.

                 In the event of redemption or repurchase of this Exchange Debenture in part only, a new Exchange Debenture or Exchange Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 Upon the occurrence of a Change of Control, the Company shall be required to make an offer to purchase on the Change of Control Purchase Date all outstanding Exchange Debentures at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Exchange Debentures that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date.

                 Under certain circumstances, in the event the Net Cash Proceeds received by the Company from an Asset Sale, which proceeds are not used (i) towards the permanent reduction of amounts outstanding under the Credit Facility or to the repayment of other Senior Debt or Senior Subordinated Debt of the Company or a Subsidiary Debentures Guarantor or (ii) to invest (or enter into one or more legally binding agreements to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that shall be used in the broadcasting business or businesses reasonably related thereto, equal or exceed a specified amount, the Company shall be required to make an offer to all Holders to purchase the maximum principal amount of Exchange Debentures, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the Indenture. Holders of Exchange Debentures that are subject to any offer to purchase shall receive an Asset Sale Offer from the Company prior to any related Asset Sale Purchase Date.

                 In the case of any redemption or repurchase of Exchange Debentures, interest installments whose Stated Maturity is on or prior to the Redemption Date or Asset Sale Purchase Date, as the case may be, shall be payable to the Holders of such Exchange Debentures, or one or more Predecessor Exchange Debentures, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Exchange Debentures (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Asset Sale Purchase Date, as the case may be.

                 If an Event of Default shall occur and be continuing, the principal of all the Exchange Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Exchange Debenture and
(b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Exchange Debenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Debentures Guarantors and the rights of the Holders under the Indenture and the Exchange Debentures and the Subsidiary Debentures Guarantees, if any, at any time by the Company, the

Subsidiary Debentures Guarantors and the Debentures Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Exchange Debentures at the time Outstanding. Additionally, the Indenture permits that with certain exceptions as therein provided, without notice to or consent of any Holder, the Company, any Subsidiary Debentures Guarantor and the Debentures Trustee together may amend or supplement the Indenture, any Subsidiary Debentures Guarantee or this Exchange Debenture (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Exchange Debentures; or (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in the Indenture; or (iii) to add additional Events of Default; or (iv) to provide for uncertificated Exchange Debentures in addition to or in place of the certificated Exchange Debentures; or (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debentures Trustee; or (vi) to secure the Exchange Debentures; or (vii) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or (viii) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

                 The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Exchange Debentures at the time Outstanding, on behalf of the Holders of all the Exchange Debentures, to waive any past defaults by the Company with certain provisions of the Indenture, the Exchange Debentures and the Subsidiary Debentures Guarantees, if any, and certain past Defaults under the Indenture and the Exchange Debentures and the Subsidiary Debentures Guarantees, if any, and their consequences. Any such consent or waiver by or on behalf of the Holder of this Exchange Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Exchange Debenture and of any Exchange Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Exchange Debenture.

                 No reference herein to the Indenture and no provision of this Exchange Debenture or of the Indenture shall alter or impair the obligation of the Company or the Subsidiary Debentures Guarantors or any other obligor on the Exchange Debentures (in the event any Subsidiary Debentures Guarantor or other obligor is obligated to make payments in respect of the Exchange Debentures), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Exchange Debenture at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Exchange Debenture is registerable on the Exchange Debenture Register of the Company, upon surrender of this Exchange Debenture for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Exchange Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Exchange Debentures, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                 The Exchange Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Exchange Debentures are exchangeable for a like aggregate principal amount of Exchange Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any registration of transfer or exchange or redemption of Exchange Debentures, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge payable in connection therewith.

                 The Exchange Debentures are entitled to the benefit of a Subsidiary Debentures Guarantee by each Subsidiary Debentures Guarantor to the extent provided in each such Subsidiary Debentures Guarantee.

                 Prior to the time of due presentment of this Exchange Debenture for registration of transfer, the Company, the Debentures Trustee and any agent of the Company or the Debentures Trustee may treat the Person in whose name this Exchange Debenture is registered as the owner hereof for all purposes, whether or not this Exchange Debenture be overdue, and neither the Company, the Debentures Trustee nor any agent shall be affected by notice to the contrary.

                 THIS EXCHANGE DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 Interest on this Exchange Debenture shall be computed on the basis of a 360-day year of twelve 30-day months.

                 All terms used in this Exchange Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            FORM OF TRANSFER NOTICE


                 FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

________________________________________________________________________________

________________________________________________________________________________
please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Exchange Debenture and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Exchange Debenture on the books of the Company with full power of substitution in the premises


Your Signature:_________________________________________________________
     (sign exactly as your name appears on the other side of this Exchange
                                  Debenture)


Signature Guarantee:_____________________________________________________

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Exchange Debentures Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Exchange Debentures Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL CERTIFICATED EXCHANGE DEBENTURES]

                 In connection with any transfer of this Exchange Debenture occurring prior to the date that is the earlier of the date of an effective Registration Statement or July 3, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                  -----------
[   ] (a)        this Exchange Debenture is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --
[   ] (b)        this Exchange Debenture is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Exchange Debenture and the Indenture.

If none of the foregoing boxes is checked, the Debentures Trustee or other Exchange Debenture Registrar shall not be obligated to register this Exchange Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:  ____________________       __________________________________________
                                          NOTICE: The signature  must correspond
                                                  with the name as written upon
                                                  the face of the within-
                                                  mentioned instrument in every
                                                  particular, without
                                                  alteration or any change
                                                  whatsoever.

Signature Guarantee:  _______________________________________________________

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Exchange Debentures Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Exchange Debentures Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                 The undersigned represents and warrants that it is purchasing this Exchange Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________________                ______________________________



                                                  NOTICE: To be executed
                                                  by an executive officer.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you wish to have this Exchange Debenture purchased by the
Company pursuant to Section 1011 of the Indenture, check the Box: [     ].

               If you wish to have a portion of this Exchange Debenture purchased by the Company pursuant to Section 1012 of the Indenture, state the amount (in original principal amount) below:

                            $_____________________.

Date:  _________________________________________________

Your Signature:  __________________________________________________________

(Sign exactly as your name appears on the other side of this Exchange
Debenture)

Signature Guarantee:  _____________________________________________________

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Exchange Debentures Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Exchange Debentures Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

               SECTION 206. Form of Debentures Trustee's Certificate of Authentication.

               The Debentures Trustee's certificate of authentication shall be in substantially the following form:

               DEBENTURES TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               Dated:  ____________________

               This is one of the Exchange Debentures referred to in the within-mentioned Indenture.

                                               THE BANK OF NEW YORK, as
                                               Debentures Trustee


                                               By___________________________

                                               Authorized Signatory

                                 ARTICLE THREE

                            THE EXCHANGE DEBENTURES

                 SECTION 301.  Title and Terms.

                 The aggregate principal amount of Exchange Debentures which may be authenticated and delivered under this Exchange Indenture is limited to $400,000,000, except for Exchange Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Exchange Debentures pursuant to Section 303, 304, 305, 306, 307, 310, 906, 1011, 1012 or
1108 or pursuant to an Exchange Debentures Exchange Offer.

                 The Initial Exchange Debentures shall be known and designated as the "13-1/4% Exchange Debentures due 2009" and the New Exchange Debentures shall be known and designated as the "13-1/4% Series B Exchange Debentures due 2009," in each case, of the Company. The Stated Maturity of the Exchange Debentures shall be July 1, 2009, and they shall bear interest at the rate of 13-1/4% per annum from the Exchange Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on July 1 and January 1 in each year, commencing on the first such date after the Exchange Date until the principal thereof is paid in full and to the Person in whose name the Exchange Debenture (or any predecessor Exchange Debenture) is registered at the close of business on the June 15 or December 15 next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand. On or prior to July 1, 2002, interest is payable in additional Exchange Debentures having an aggregate principal amount equal to the amount of such interest, or, at the option of the Company, in cash. Thereafter, all interest will be payable only in cash. Interest on the Exchange Debentures will accrue from the date of issuance thereof.

                 The principal of and premium, if any, and interest on the Exchange Debentures shall be payable, and the Exchange Debentures shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Debentures Trustee located at 101 Barclay Street - 21W, New York, New York 10286); provided, however, that, at the option of the Company, interest may be paid by check (or, if Exchange Debentures have been issued as payment of interest in lieu of money, by such Exchange Debentures) mailed to the address of the Person entitled thereto as such address appears in the Exchange Debentures Register.

                 Holders shall have the right to require the Company to purchase their Exchange Debentures, in whole or in part, in the event of a Change of Control pursuant to Section 1011.

                 The Exchange Debentures shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 1012.

                 The Exchange Debentures shall be redeemable as provided in Article Eleven and in the Exchange Debentures.

                 SECTION 302.  Denominations.

                 The Exchange Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                 SECTION 303.  Execution, Authentication, Delivery and Dating.

                 The Exchange Debentures shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Exchange Debentures may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Exchange Debentures.

                 Exchange Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Exchange Debentures or did not hold such offices at the date of such Exchange Debentures.

                 At any time and from time to time after the execution and delivery of this Exchange Indenture, the Company may deliver (i) Initial Exchange Debentures and (ii) any additional Exchange Debentures issued in lieu of interest payments in money as provided in this Exchange Indenture and in the Exchange Debentures, in each case executed by the Company to the Debentures Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Debentures, directing the Debentures Trustee to authenticate the Exchange Debentures and certifying that all conditions precedent to the issuance of Exchange Debentures contained herein have been fully complied with, and the Debentures Trustee in accordance with such Company Order shall authenticate and deliver such Initial Exchange Debentures and Exchange Debentures issued in lieu of interest payments in money, as the case may be. On Company Order, the Debentures Trustee shall authenticate for original issue New Exchange Debentures in an aggregate principal amount not to exceed $400,000,000; provided that New Exchange Debentures shall be issuable only upon the valid surrender for cancellation of Initial Exchange Debentures of a like aggregate principal amount in accordance with an Exchange Debentures Exchange Offer pursuant to the Exchange Debentures Registration Rights Agreement. In each case, the Debentures Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Exchange Debentures. Such order shall specify the amount of Exchange Debentures to be authenticated and the date on which the original issue of Initial Exchange Debentures or New Exchange Debentures is to be authenticated.

                 Each Exchange Debenture shall be dated the date of its authentication.

                 No Exchange Debenture shall be entitled to any benefit under this Exchange Indenture or be valid or obligatory for any purpose unless there appears on such Exchange Debenture a certificate of authentication substantially in the form provided for herein duly executed by the Debentures Trustee by manual signature of an authorized signatory, and such certificate upon any Exchange Debenture shall be conclusive evidence, and the only evidence, that such Exchange Debenture has been duly authenticated and delivered hereunder and is entitled to the benefits of this Exchange Indenture.

                 In case the Company or any Subsidiary Debentures Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Debentures Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Debentures Trustee pursuant to Article Eight, any of the Exchange Debentures authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Exchange Debentures executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Exchange Debentures surrendered for such exchange and of like principal amount; and the Debentures Trustee, upon Company Request of the successor Person, shall authenticate and deliver Exchange Debentures as specified in such request for the purpose of such exchange. If Exchange Debentures shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Exchange Debentures, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Exchange Debentures at the time Outstanding for Exchange Debentures authenticated and delivered in such new name.

                 The Debentures Trustee may appoint an authenticating agent acceptable to the Company to authenticate Exchange Debentures on behalf of the Debentures Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Exchange Debentures whenever the Debentures Trustee may do so. Each reference in this Exchange Indenture to authentication by the Debentures Trustee includes authentication by such agent. An authenticating agent has the same rights as any Exchange Debenture Registrar or Paying Agent to deal with the Company and its Affiliates.

         The Debentures Trustee shall have the right to decline to authenticate and deliver any Exchange Debentures under this Section if the Debentures Trustee, being advised by counsel, reasonably determines that such action may not lawfully be taken.

                 SECTION 304.  Temporary Exchange Debentures.

                 Pending the preparation of definitive Exchange Debentures, the Company may execute, and upon Company Order the Debentures Trustee shall authenticate and deliver, temporary Exchange Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Exchange Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Exchange Debentures may determine, as conclusively evidenced by their execution of such Exchange Debentures.

                 If temporary Exchange Debentures are issued, the Company shall cause definitive Exchange Debentures to be prepared without unreasonable delay. After the preparation of definitive Exchange Debentures, the temporary Exchange Debentures shall be exchangeable for definitive Exchange Debentures upon surrender of the temporary Exchange Debentures at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Exchange Debentures, the Company shall execute and the Debentures Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Exchange Debentures of authorized denominations. Until so exchanged, the temporary Exchange Debentures shall in all respects be entitled to the same benefits under this Exchange Indenture as definitive Exchange Debentures.

                 SECTION 305.  Registration, Registration of Transfer and
Exchange.

                 The Company shall cause to be kept at the Corporate Trust Office of the Debentures Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Exchange Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Exchange Debentures and of transfers of Exchange Debentures. The Exchange Debenture Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Exchange Debenture Register shall be open to inspection by the Debentures Trustee. The Debentures Trustee is hereby initially appointed as security registrar (the Debentures Trustee in such capacity, together with any successor of the Debentures Trustee in such capacity, the "Exchange Debenture Registrar") for the purpose of registering Exchange Debentures and transfers of Exchange Debentures as herein provided.

                 Upon surrender for registration of transfer of any Exchange Debenture at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Debentures Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Exchange Debentures of any authorized denomination or denominations of a like aggregate principal amount.

                 Furthermore, any Holder of the Global Exchange Debenture shall, by acceptance of such Global Exchange Debenture, agree that transfers of beneficial interest in such Global Exchange Debenture may be effected only through a book-entry system maintained by the Holder of such Global Exchange Debenture (or its agent), and that ownership of a beneficial interest in the Exchange Debenture shall be required to be reflected in a book entry.

                 At the option of the Holder, Exchange Debentures may be exchanged for other Exchange Debentures of any authorized denomination and of a like aggregate principal amount, upon surrender of the Exchange Debentures to be exchanged at such office or agency. Whenever any Exchange Debentures are so surrendered for exchange (including an exchange of Initial Exchange Debentures for New Exchange Debentures), the Company shall execute, and the Debentures Trustee shall authenticate and deliver, the Exchange Debentures which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Exchange Debentures for New Exchange Debentures shall occur until an Exchange Debentures Exchange Offer Registration Statement shall have been declared effective by the Commission, the Debentures Trustee shall have received an Officers' Certificate confirming that the Exchange Debentures Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Exchange Debentures to be exchanged for the New Exchange Debentures shall be cancelled by the Debentures Trustee.

                 All Exchange Debentures issued upon any registration of transfer or exchange of Exchange Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Exchange Indenture, as the Exchange Debentures surrendered upon such registration of transfer or exchange.

                 Every Exchange Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Exchange Debenture Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Exchange Debenture Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange or redemption of Exchange Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Exchange Debentures, other than exchanges pursuant to Section 304, 906, 1011, 1012 or 1108, not involving any transfer.

                 SECTION 306. Book-Entry Provisions for the Global Exchange Debenture.

                 (a) The Global Exchange Debenture initially shall (i) be registered in the name of Cede & Co. as nominee for the Depositary (the "Global Exchange Debenture Holder"), (ii) be delivered to the Debentures Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Exchange Indenture with respect to any Exchange Debentures held on their behalf by the Depositary, or the Debentures Trustee as its custodian, or under the Global Exchange Debenture, and the Depositary may be treated by the Company, the Debentures Trustee and any agent of the Company or the Debentures Trustee as the absolute owner of such Global Exchange Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Debentures Trustee or any agent of the Company or the Debentures Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Exchange Debenture.

                 (b) Transfers of the Global Exchange Debenture shall be limited to transfers of such Global Exchange Debenture in whole, but not in part, to the Depositary, its successors or their respective nominees.
Interests of beneficial owners in the Global Exchange Debenture may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain Certificated Exchange Debentures in exchange for their beneficial interests in the Global Exchange Debenture upon request in accordance with the Depositary's and the Exchange Debenture Registrar's procedures. In addition, Certificated Exchange Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Exchange Debenture if (i) the Company notifies the Debentures Trustee in writing that the Depositary is unwilling or unable to act as a depositary for the Global Exchange Debenture and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Debentures Trustee in writing that it elects to change the issuance of Exchange Debentures into the form of Certificated Securities under this Exchange Indenture.

                 (c) In connection with any transfer of a portion of the beneficial interest in the Global Exchange Debenture pursuant to subsection (b) of this Section to beneficial owners, the Exchange Debenture Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Exchange Debenture in an amount equal to the principal amount of the beneficial interest in the Global Exchange Debenture to be transferred, and the Company shall execute, and the Debentures Trustee shall authenticate and deliver, one or more Certificated Exchange Debentures of like tenor and amount to each Person that the Global

Exchange Debenture Holder and the Depositary identify as being the beneficial owner of the related Exchange Debentures.

                 (d) In connection with the transfer of the entire Global Exchange Debenture to beneficial owners pursuant to subsection (b) of this Section, the Global Exchange Debenture shall be deemed to be surrendered to the Debentures Trustee for cancellation, and the Company shall execute, and the Debentures Trustee shall authenticate and deliver, to each beneficial owner identified by the Global Exchange Debenture Holder and the Depositary in exchange for its beneficial interest in the Global Exchange Debenture, an equal aggregate principal amount of Certificated Exchange Debentures of authorized denominations.

                 (e) Any Certificated Exchange Debentures delivered in exchange for an interest in the Global Exchange Debenture pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the Certificated Exchange Debenture set forth in Section 202.

                 (f) The registered holder of the Global Exchange Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Exchange Indenture or the Exchange Debentures.

                 SECTION 307.  Special Transfer Provisions.

                 Unless and until (i) an Initial Exchange Debenture is sold under an effective Exchange Debentures Shelf Registration Statement, or (ii) an Initial Exchange Debenture is exchanged for a New Exchange Debenture in connection with an effective Exchange Debentures Exchange Offer Registration Statement, in each case pursuant to the Exchange Debentures Registration Rights Agreement, the following provisions shall apply:

                 (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Exchange Debenture to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act) which is not a QIB:

                 (i) The Exchange Debenture Registrar shall register the transfer of any Initial Exchange Debenture, whether or not such Initial Exchange Debenture bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Exchange Debenture or (y) the proposed transferee has delivered to the Exchange Debenture Registrar a certificate substantially in the form set forth in Section 308.

                 (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Exchange Debenture, upon receipt by the Exchange Debenture Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Exchange Debenture Registrar's procedures therefor, the Exchange Debenture Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Exchange Debenture in an amount equal to the principal amount of the beneficial interest in the Global Exchange Debenture to be transferred, and the Company shall execute, and the Debentures Trustee shall authenticate and deliver, one or more Certificated Exchange Debentures of like tenor and amount.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Exchange Debenture to a QIB:

                 (i) If the Exchange Debenture to be transferred consists of Certificated Exchange Debentures, the Exchange Debenture Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Exchange Debenture stating, or has otherwise advised the Company and the Exchange Debenture Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Exchange Debenture stating, or has otherwise advised the Company and the Exchange Debenture Registrar in writing, that it is purchasing the Initial Exchange Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                 (ii) If the proposed transferee is an Agent Member, and the Initial Exchange Debenture to be transferred consists of Certificated Exchange Debentures, upon receipt by the Exchange Debenture Registrar of instructions given in accordance with the Depositary's and the Exchange Debenture Registrar's procedures therefor, the Exchange Debenture Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Exchange Debenture in an amount equal to the principal amount of the Certificated Exchange Debentures to be transferred, and the Debentures Trustee shall cancel the Certificated Exchange Debenture so transferred.

                 (c) Private Placement Legend. Upon the transfer, exchange or replacement of Exchange Debentures not bearing the Private Placement Legend, the Exchange Debenture

Registrar shall deliver Exchange Debentures that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Exchange Debentures bearing the Private Placement Legend, the Exchange Debenture Registrar shall deliver only Exchange Debentures that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph
(a)(i) of this Section 307 exist or (ii) there is delivered to the Exchange Debenture Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Debentures Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (d) General. By its acceptance of any Exchange Debenture bearing the Private Placement Legend, each Holder of such an Exchange Debenture acknowledges the restrictions on transfer of such Exchange Debenture set forth in this Exchange Indenture and in the Private Placement Legend and agrees that it shall transfer such Exchange Debenture only as provided in this Exchange Indenture. The Debentures Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Exchange Indenture or under applicable law with respect to any transfer of any interest in any Exchange Debenture (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Exchange Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Exchange Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                 The Exchange Debenture Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Exchange Debenture Registrar.

                 SECTION 308. Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors.

Citadel Broadcasting Company
140 South Ash Avenue
Tempe, Arizona  85281

Prudential Securities Incorporated
NationsBanc Capital Markets, Inc.
BancBoston Securities Inc.
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Ladies and Gentlemen:

                 In connection with our proposed purchase of $ aggregate principal amount of 13-1/4% [Series B]* Exchange Debentures due 2009 (the "Securities") of Citadel Broadcasting Company (the "Company"), we confirm that:

                 1. We have received a copy of the Offering Memorandum, dated June 30, 1997, relating to the Securities and such other information as we deem necessary in order to make our investment decision.

                 2. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate or the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person we reasonably believe is a Qualified Institutional Buyer under Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act) that is purchasing for his own account or for the account of such an institutional "accredited investor" or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on sale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the trustee under the indenture relating to the Securities (the "Debentures Trustee") which shall provide, among other things, that the transferee is an institutional "accredited investor" and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Debentures Trustee reserve the right prior to any offer, sale or other transfer of the Securities prior to the Resale


__________________________________

*        Include only for New Exchange Debentures.

         Restriction Termination Date pursuant to clauses (c), (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Debentures Trustee.

                 3. We are an institutional "accredited investor" (as defined above) purchasing for our own account or for the account of an institutional "accredited investor" for which we exercise sole investment discretion and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any investor accounts for which we are acting are each able to bear the economic risk of our or its investments for an indefinite period.

                 4. You and the Debentures Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     (Name of Purchaser)


                                     By:________________________________________


                                     Name:_____________________________


                                     Title:_____________________________________


                                     Date:______________________________________


                 Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________



Taxpayer ID
Number:_________________________________________________________________________


                 SECTION 309.  [INTENTIONALLY OMITTED]

                 SECTION 310. Mutilated, Destroyed, Lost and Stolen Exchange Debentures.

                 If (i) any mutilated Exchange Debenture is surrendered to the Debentures Trustee, or (ii) the Company and the Debentures Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Exchange Debenture, and there is delivered to the Company and the Debentures Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Debentures Trustee that such Exchange Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Debentures Trustee shall authenticate and deliver, in exchange for any such mutilated Exchange Debenture or in lieu of any such destroyed, lost or stolen Exchange Debenture, a new Exchange Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Exchange Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Exchange Debenture, pay such Exchange Debenture.

                 Upon the issuance of any new Exchange Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Debentures Trustee) in connection therewith.

                 Every new Exchange Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Exchange Debenture shall constitute an original additional contractual obligation of the Company, any Subsidiary Debentures Guarantor and any other obligor upon the Exchange Debentures, whether or not the mutilated, destroyed, lost or stolen Exchange Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Exchange Indenture equally and proportionately with any and all other Exchange Debentures duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Exchange Debentures.

                 SECTION 311.  Payment of Interest; Interest Rights Preserved.

                 Interest on any Exchange Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Exchange Debenture (or one or more Predecessor Exchange Debentures) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may, if the installment of interest is payable in money, at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to
Section 312, to the address of such Person as it appears in the Exchange Debenture Register.

                 Any interest on any Exchange Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Exchange Debentures (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Exchange Debentures (or their respective Predecessor Exchange Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Debentures Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Exchange Debenture and the date (not less than 30 days after such notice) of the proposed payment (the "Special Record Date"), and at the same time the Company shall deposit with the Debentures Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (or, if an Exchange Debenture has been issued as payment of interest in lieu of money, the Company shall deposit such Exchange Debenture in principal amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest) or shall make arrangements satisfactory to the Debentures Trustee for such deposit prior to the date of the proposed payment, such money (or, if an Exchange Debenture has been issued as payment of interest, such Exchange Debenture) when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Debentures Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Debentures Trustee of the notice of the proposed payment. The Debentures Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such

         Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Exchange Debentures (or their respective Predecessor Exchange Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Debentures Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Debentures Trustee.

                 Subject to the foregoing provisions of this Section, each Exchange Debenture delivered under this Exchange Indenture upon registration of transfer of or in exchange for or in lieu of any other Exchange Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Exchange Debenture.

                 SECTION 312.  Persons Deemed Owners.

                 Prior to the due presentment of an Exchange Debenture for registration of transfer, the Company, the Debentures Trustee and any agent of the Company or the Debentures Trustee may treat the Persons in whose names, including the Global Exchange Debenture, such Exchange Debentures are registered as the owners of such Exchange Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Exchange Debenture and for all other purposes whatsoever, whether or not such Exchange Debenture be overdue, and none of the Company, any Subsidiary Debentures Guarantor, the Debentures Trustee nor any agent of the Company, any Subsidiary Debentures Guarantor or the Debentures Trustee shall be affected by notice to the contrary.

                 SECTION 313.  Cancellation.

                 All Exchange Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Debentures Trustee, be delivered to the Debentures Trustee and shall be promptly cancelled by it. If the Company shall acquire any of the Exchange Debentures other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Exchange Debentures unless and until the same are surrendered to the Debentures Trustee for cancellation pursuant to this Section
313. No Exchange Debentures shall be authenticated in lieu of or in exchange for any Exchange Debentures cancelled as provided in this Section, except as expressly permitted by this Exchange Indenture. All cancelled Exchange Debentures held by the Debentures Trustee shall be disposed of by the Debentures Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Exchange Debentures be returned to it.

                 SECTION 314.  Computation of Interest.

                 Interest on the Exchange Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

                 SECTION 315.  CUSIP Numbers.

                 The Company in issuing Exchange Debentures may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Debentures Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Exchange Debentures or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Exchange Debentures, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                 SECTION 401.  Satisfaction and Discharge of Indenture.

                 This Exchange Indenture shall upon request by the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Exchange Debentures expressly provided for herein or pursuant hereto) and the Debentures Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Exchange Indenture when:

                 (1)      either

                          (a) all the Exchange Debentures theretofore authenticated and delivered (other than (i) Exchange Debentures which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 310 and (ii) Exchange Debentures for whose payment money has theretofore been deposited in trust with the Debentures Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Debentures Trustee for cancellation, or

                          (b) all such Exchange Debentures not theretofore delivered to the Debentures Trustee for cancellation

                                  (i)      have become due and payable or

                                  (ii)     shall become due and payable at
                          their Stated Maturity within one year or

                                  (iii)    are to be called for redemption
                          within one year under arrangements satisfactory to the Debentures Trustee for the giving of notice of redemption by the Debentures Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Debentures Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Debt on such Exchange Debentures not theretofore delivered to the Debentures Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Exchange Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company or the Subsidiary Debentures Guarantors have paid or caused to be paid all sums payable hereunder by the Company or the Subsidiary Debentures Guarantors; and

                 (3) the Company has delivered to the Debentures Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Exchange Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Exchange Indenture, the obligations of the Company to the Debentures Trustee under Section 607 and, if money shall have been deposited with the Debentures Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Debentures Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                 SECTION 402.  Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Debentures Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Exchange Debentures and this Exchange Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Debentures Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Debentures Trustee; but such money need not be segregated from other funds except to the extent required by law.

                 If the Debentures Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Debentures Guarantor's obligations under this Exchange Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Exchange Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money or U.S. Government Obligations held by the Debentures Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES

                 SECTION 501.  Events of Default.

                 "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or government body):

                 (a) Default in the payment of any interest on any Exchange Debenture when it becomes due and payable, and continuance of such default for a period of 30 days.

                 (c) Default in the payment of the principal of (or premium, if any, on) any Exchange Debenture when due.

                 (c)      Failure to perform or comply with Article Eight.

                 (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Debentures Guarantor contained in this Exchange Indenture or any Subsidiary Debentures Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Debentures Trustee or to the Company and the Debentures Trustee by the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding.

                 (e) (i) The occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt.

                 (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

                 (g) Any Subsidiary Debentures Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Debentures Guarantor denies that it has any further liability under any Subsidiary Debentures Guarantee, or gives notice to such effect (other than by reason of the termination of this Exchange Indenture or the release of any Subsidiary Debentures Guarantee in accordance with this Exchange Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Debentures Guarantor and the Company to remedy the same has been given (x) to the Company by the Debentures Trustee or (y) to the Company and the Debentures Trustee by the Holders of 25% in aggregate principal amount of the Exchange Debentures then outstanding.

                 (h) A court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (ii) apointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                 (i) The Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

                 SECTION 502.  Acceleration of Maturity; Rescission and
Annulment.

                 If an Event of Default (other than as specified in Section 501(h) or (i)) occurs and is continuing, the Debentures Trustee or the Holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding may, and the Debentures Trustee at the request of such Holders shall, declare the principal of all of the outstanding Exchange Debentures immediately due and payable, by a notice in writing to the Company (and to the Debentures Trustee if given by the Holders) and, if the Credit Facility is in effect, to the Credit Facility Agent, and, upon any such declaration, such principal shall become due and payable immediately. If an Event of Default specified in Section 501(h) or (i) above occurs and is continuing, then such principal shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Debentures Trustee or any Holder of Exchange Debentures.

                 At any time after a declaration of acceleration under this Exchange Indenture, but before a judgment or decree for payment of the money due has been obtained by the Debentures Trustee, the Holders of a majority in aggregate principal amount of the outstanding Exchange Debentures, by written notice to the Company and the Debentures Trustee, may rescind such declaration and its consequences if:

                 (i) the Company has paid or deposited with the Debentures Trustee a sum sufficient to pay

                          (A)     all overdue interest on all Exchange
                 Debentures,

                          (B) all unpaid principal of (and premium, if any, on) any outstanding Exchange Debentures that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Exchange Debentures,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal amount at the rate borne by the Exchange Debentures, and

                          (D) all sums paid or advanced by the Debentures Trustee under this Exchange Indenture and the reasonable compensation, expenses, disbursements and advances of the Debentures Trustee, its agents and counsel; and

                 (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Exchange Debentures that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 SECTION 503. Collection of Indebtedness and Suits for Enforcement by Debentures Trustee.

                 The Company and each of the Subsidiary Debentures Guarantors covenants that if

                 (a) default is made in the payment of any interest on any Exchange Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (b) default is made in the payment of the principal of (or premium, if any, on) any Exchange Debenture at the Stated Maturity or other maturity thereof,

the Company and the Subsidiary Debentures Guarantors shall, upon demand of the Debentures Trustee, pay to the Debentures Trustee for the benefit of the Holders of such Exchange Debentures, the whole amount then due and payable on such Exchange Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Exchange Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Debentures Trustee, its agents and counsel and all other amounts due to the Debentures Trustee under Section 607.

                 If the Company or any Subsidiary Debentures Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Debentures Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, such Subsidiary Debentures Guarantor or any other obligor upon the Exchange Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Subsidiary Debentures Guarantor or any other obligor upon the Exchange Debentures, wherever situated.

                 If an Event of Default occurs and is continuing, the Debentures Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Debentures Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Exchange Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy subject, however, to Section 512. No recovery of any such judgment upon any property of the Company or any Subsidiary Debentures Guarantor shall affect or impair any rights, powers or remedies of the Debentures Trustee or the Holders.

                 SECTION 504.  Debentures Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any Subsidiary Debentures Guarantor, upon the Exchange Debentures or the property of the Company or of such other obligor or their creditors, the Debentures Trustee (irrespective of whether the principal of the Exchange Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Debentures Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Exchange Debentures, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Debentures Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Debentures Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Debentures Trustee and, in the event that the Debentures Trustee shall consent to the making of such payments directly to the Holders, to pay the Debentures Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Debentures Trustee, its agents and counsel, and any other amounts due the Debentures Trustee under
Section 607.

                 Nothing herein contained shall be deemed to authorize the Debentures Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder thereof, or to authorize the Debentures Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Debentures Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

                 SECTION 505. Debentures Trustee May Enforce Claims Without Possession of Exchange Debentures.

                 All rights of action and claims under this Exchange Indenture, the Exchange Debentures or the Subsidiary Debentures Guarantees may be prosecuted and enforced by the Debentures Trustee without the possession of any of the Exchange Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Debentures Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Debentures Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Exchange Debentures in respect of which such judgment has been recovered.

                 SECTION 506.  Application of Money Collected.

                 Subject to Article Fourteen, any money collected by the Debentures Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Debentures Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Exchange Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST: To the payment of all amounts due the Debentures Trustee under Section 607;

                 SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Exchange Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Exchange Debentures for principal (and premium, if any) and interest, respectively; and

                 THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Exchange Debentures, as their interests may appear or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Debentures Trustee have been paid in full as required by this Exchange Indenture.

                 SECTION 507.  Limitation on Suits.

                 No Holder of any Exchange Debentures shall have any right to institute any proceeding, judicial or otherwise, with respect to this Exchange Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Debentures Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Exchange Debentures shall have made written request to the Debentures Trustee to institute proceedings in respect of such Event of Default in its own name as Debentures Trustee hereunder;

                 (3) such Holder or Holders have offered to the Debentures Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Debentures Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Debentures Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Exchange Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Exchange Indenture, any Exchange Debenture or any Subsidiary Debentures Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Exchange Indenture, any Exchange Debenture or any Subsidiary Debentures Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                 SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                 Notwithstanding any other provision in this Exchange Indenture, the Holder of any Exchange Debenture shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Exchange Debenture of the principal of (and premium, if any) and (subject to Section 311) interest on such Exchange Debenture on the respective Stated Maturities expressed in such Exchange Debenture (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                 SECTION 509.  Restoration of Rights and Remedies.

                 If the Debentures Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Exchange Indenture or any Subsidiary Debentures Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Debentures Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Subsidiary Debentures Guarantor, any other obligor on the Exchange Debentures, the Debentures Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Debentures Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 510.  Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Exchange Debentures in the last paragraph of Section 310, no right or remedy herein conferred upon or reserved to the Debentures Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 511.  Delay or Omission Not Waiver.

                 No delay or omission of the Debentures Trustee or of any Holder of any Exchange Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Debentures Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Debentures Trustee or by the Holders, as the case may be.

                 SECTION 512.  Control by Holders.

                 The Holders of not less than a majority in principal amount of the Outstanding Exchange Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debentures Trustee, or exercising any trust or power conferred on the Debentures Trustee, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Exchange Indenture or any Subsidiary Debentures Guarantee;

                 (2) the Debentures Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting; and

                 (3) subject to the provisions of Section 315 of the Trust Indenture Act, the Debentures Trustee may take any other action deemed proper by the Debentures Trustee which is not inconsistent with such direction.

                 SECTION 513.  Waiver of Past Defaults.

                 The Holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures may, on behalf of the Holders of all of the Exchange Debentures, waive any past defaults under this Exchange Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Exchange Debenture, or in respect of a covenant or provision that under this Exchange Indenture cannot be modified or amended without the consent of the Holder of each Exchange Debenture outstanding.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Exchange Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 SECTION 514.  Waiver of Stay or Extension Laws.

                 Each of the Company and the Subsidiary Debentures Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Subsidiary Debentures Guarantor or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Exchange Debentures contemplated herein or in the Exchange Debentures or which may affect the covenants or the performance of this Exchange Indenture; and each of the Company, any Subsidiary Debentures Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Debentures Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 515.  Undertaking for Costs.

                 All parties to this Exchange Indenture agree, and each Holder of any Exchange Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Exchange Indenture, or in any suit against the Debentures Trustee for any action taken, suffered or omitted by it as Debentures Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Debentures Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Exchange Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Exchange Debenture on or after the respective Stated Maturities expressed in such Exchange Debenture (or, in the case of redemption, on or after the Redemption Date).


                                  ARTICLE SIX

                             THE DEBENTURES TRUSTEE

                 SECTION 601.  Certain Duties and Responsibilities.

                 (a)      Except during the continuance of an Event of Default,
(1) the Debentures Trustee shall perform only such duties as are specifically set forth in this Exchange Indenture and no implied covenants or obligations shall be read into this Exchange Indenture against the Debentures Trustee; and
(2) in the absence of bad faith on its part, the Debentures Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Debentures Trustee and conforming to the requirements of this Exchange Indenture; but in the case of any such certificates or opinions which by any provision hereby are specifically required to be furnished to the Debentures Trustee, the Debentures Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Exchange Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                 (b) In case a Default or an Event of Default shall have occurred and be continuing of which a Responsible Officer of the Debentures Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Debentures Trustee by the Company, any other obligor of the Exchange Debentures or by any Holder, the Debentures Trustee shall exercise such of the rights and powers vested in it by this

Exchange Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Exchange Indenture shall be construed to relieve the Debentures Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

                 (2) the Debentures Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Debentures Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Debentures Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Exchange Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Debentures Trustee, or exercising any trust or power conferred upon the Debentures Trustee, under this Exchange Indenture; and

                 (4) no provision of this Exchange Indenture shall require the Debentures Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Exchange Indenture relating to the conduct or affecting the liability of or affording protection to the Debentures Trustee shall be subject to the provisions of this Section.

                 SECTION 602.  Notice of Defaults.

                 If a Default or an Event of Default occurs and is continuing and is known to the Debentures Trustee, the Debentures Trustee shall mail to each Holder of the Exchange Debentures notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Exchange Debentures, the Debentures Trustee may withhold the notice to the Holders if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.

                 SECTION 603.  Certain Rights of Debentures Trustee.

                 Subject to the provisions of TIA Sections 315(a) through 315(d):

                 (1) the Debentures Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (3) whenever in the administration of this Exchange Indenture the Debentures Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Debentures Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

                 (4) the Debentures Trustee may consult with counsel of its selection and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (5) the Debentures Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Exchange Indenture at the request or direction of any of the Holders pursuant to this Exchange Indenture, unless such Holders shall have offered to the Debentures Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (6) the Debentures Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Debentures Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Debentures Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company;





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                                       70

                 (7) the Debentures Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Debentures Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (8) the Debentures Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Exchange Indenture; and they Debentures Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Debentures Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Debentures Trustee at the Corporate Trust Office of the Debentures Trustee, and such notice references the Company, the Exchange Debentures or this Exchange Indenture.

                 (c) The Debentures Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 SECTION 604. Debentures Trustee Not Responsible for Recitals or Issuance of Exchange Debentures.

                 The recitals contained herein and in the Exchange Debentures, except for the Debentures Trustee's certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Debentures Guarantors, and the Debentures Trustee assumes no responsibility for their correctness. The Debentures Trustee makes no representations as to the validity or sufficiency of this Exchange Indenture or of the Exchange Debentures or of the Subsidiary Debentures Guarantees, except that the Debentures Trustee represents that it is duly authorized to execute and deliver this Exchange Indenture, authenticate the Exchange Debentures and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Debentures Trustee shall not be accountable for the use or application by the Company of Exchange Debentures or the proceeds thereof.

                 SECTION 605.  May Hold Exchange Debentures.

                 The Debentures Trustee, any Paying Agent, any Exchange Debenture Registrar, any Authenticating Agent or any other agent of the Company or of the Debentures Trustee, in its individual or any other capacity, may become the owner or pledgee of Exchange Debentures and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Debentures Trustee, Paying Agent, Exchange Debenture Registrar, Authenticating Agent or such other agent. The Debentures Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must eliminate such conflict or resign.

                 SECTION 606.  Money Held in Trust.

                 All moneys received by the Debentures Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Debentures Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Debentures Guarantor.

                 SECTION 607.  Compensation and Reimbursement.

                 The Company agrees:

                 (1) to pay to the Debentures Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Debentures Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Debentures Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debentures Trustee in accordance with any provision of this Exchange Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify each of the Debentures Trustee or any predecessor Debentures Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Debentures Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 The obligations of the Company under this Section to compensate the Debentures Trustee, to pay or reimburse the Debentures Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Debentures Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Exchange





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                                       72

Indenture. As security for the performance of such obligations of the Company, the Debentures Trustee shall have a claim prior to the Holders of the Exchange Debentures upon all property and funds held or collected by the Debentures Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Exchange Debentures.

                 When the Debentures Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(h) or
(i), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                 The provisions of this Section shall survive the termination of this Exchange Indenture.

                 SECTION 608.  Corporate Debentures Trustee Required;
Eligibility.

                 There shall be at all times a Debentures Trustee hereunder which shall be eligible to act as Debentures Trustee under TIA Section 310(a)(1) and which shall have an office in The City of New York, and shall have a combined capital and surplus of at least $100,000,000. If the Debentures Trustee does not have an office in The City of New York, the Debentures Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Debentures Trustee may be required under this Exchange Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Debentures Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 SECTION 609.  Resignation and Removal; Appointment of
Successor.

                 (a) No resignation or removal of the Debentures Trustee and no appointment of a successor Debentures Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Debentures Trustee in accordance with the applicable requirements of this Section.

                 (b) The Debentures Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Debentures Trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Debentures Trustee and a copy





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                                       73

to the successor Debentures Trustee. If an instrument of acceptance required by this Section shall not have been delivered to the Debentures Trustee within 30 days after the giving of such notice of resignation, the resigning Debentures Trustee may petition any court of competent jurisdiction for the appointment of a successor Debentures Trustee.

                 (c) The Debentures Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Exchange Debentures, delivered to the Debentures Trustee and to the Company. Upon such removal, the Company shall promptly appoint a successor Debentures Trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the removed Debentures Trustee and a copy to the successor Debentures Trustee. If an instrument of acceptance required by this Section shall not have been delivered to the resigning Debentures Trustee within 30 days after the giving of such notice of removal, the removed Debentures Trustee may petition any court of competent jurisdiction for the appointment of a successor Debentures Trustee.

                 (d)      If at any time:

                 (1) the Debentures Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Exchange Debenture for at least six months, or

                 (2) the Debentures Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Exchange Debenture for at least six months, or

                 (3) the Debentures Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Debentures Trustee or of its property shall be appointed or any public officer shall take charge or control of the Debentures Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Debentures Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of an Exchange Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Debentures Trustee and the appointment of a successor Debentures Trustee.

                 (e) If the Debentures Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Debentures Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Debentures Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Debentures Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Exchange Debentures delivered to the Company and the retiring Debentures Trustee, the successor Debentures Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Debentures Trustee and supersede the successor Debentures Trustee appointed by the Company. If no successor Debentures Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of an Exchange Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Debentures Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Debentures Trustee and each appointment of a successor Debentures Trustee to the Holders of Exchange Debentures in the manner provided for in Section 106. Each notice shall include the name of the successor Debentures Trustee and the address of its Corporate Trust Office.

                 SECTION 610.  Acceptance of Appointment by Successor.

                 Every successor Debentures Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Debentures Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Debentures Trustee shall become effective and such successor Debentures Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Debentures Trustee; but, on request of the Company or the successor Debentures Trustee, such retiring Debentures Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Debentures Trustee all the rights, powers and trusts of the retiring Debentures Trustee and shall duly assign, transfer and deliver to such successor Debentures Trustee all property and money held by such retiring Debentures Trustee hereunder. Upon request of any such successor Debentures Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Debentures Trustee all such rights, powers and trusts.

                 No successor Debentures Trustee shall accept its appointment unless at the time of such acceptance such successor Debentures Trustee shall be qualified and eligible under this Article.

                 SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Debentures Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Debentures Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Debentures Trustee, shall be the successor of the Debentures Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Exchange Debentures shall have been authenticated, but not delivered, by the Debentures Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Debentures Trustee may adopt such authentication and deliver the Exchange Debentures so authenticated with the same effect as if such successor Debentures Trustee had itself authenticated such Exchange Debentures. In case at that time any of the Exchange Debentures shall not have been authenticated, any successor Debentures Trustee may authenticate such Exchange Debentures either in the name of any predecessor hereunder or in the name of the successor Debentures Trustee. In all such cases such certificates shall have the full force and effect which this Exchange Indenture provides for the certificate of authentication of the Debentures Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Debentures Trustee or to authenticate Exchange Debentures in the name of any predecessor Debentures Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                 ARTICLE SEVEN

                HOLDERS LISTS AND REPORTS BY DEBENTURES TRUSTEE

                 SECTION 701. Company to Furnish Debentures Trustee Names and Addresses.

                 The Company shall furnish or cause to be furnished to the Debentures Trustee
                 (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Debentures Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                 (b) at such other times as the Debentures Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Debentures Trustee shall be the Exchange Debenture Registrar, no such list need be furnished.

                 SECTION 702.  Disclosure of Names and Addresses of Holders.

                 Every Holder of Exchange Debentures, by receiving and holding the same, agrees with the Company and the Debentures Trustee that none of the Company or the Debentures Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Debentures Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                 SECTION 703.  Reports by Debentures Trustee.

                 Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Exchange Debentures, the Debentures Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).


                                 ARTICLE EIGHT

                    MERGER, CONSOLIDATION, OR SALE OF ASSETS

                 SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

                 The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any Person or Persons, unless:

                 (a) Either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Debentures Trustee, all of the Company's obligations under this Exchange Indenture and the Exchange Debentures.

                 (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.

                 (c) Immediately after giving effect to such transaction on a pro forma basis, (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Exchange Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 1009.

                 (d) If the Company is not the continuing obligor under this Exchange Indenture, each Subsidiary Debentures Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Debentures Guarantee applies to the Surviving Entity's obligations under this Exchange Indenture and the Exchange Debentures.

                 (e) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1021 are complied with.

                 (f) The Company delivers, or causes to be delivered, to the Debentures Trustee, in form and substance reasonably satisfactory to the Debentures Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Exchange Indenture.

                 SECTION 802.  Successor Substituted.

                 In the event of any transaction described in and complying with the conditions listed in Section 801 in which the Company is not the continuing obligor under this Exchange Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Exchange Indenture, and thereafter the Company shall, except in the case of a lease, be discharged from all its obligations and covenants under this Exchange Indenture and the Exchange Debentures.


                                  ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE

                 SECTION 901.  Supplemental Indentures Without Consent of
Holders.

                 Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Debentures Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Debentures Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Exchange Indenture and in the Exchange Debentures; or

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (3)      to add additional Events of Default; or

                 (4) to provide for uncertificated Exchange Debentures in addition to or in place of the Certificated Exchange Debentures; or

                 (5) to evidence and provide for the acceptance of appointment under this Exchange Indenture by a successor Debentures Trustee; or

                 (6)      to secure the Exchange Debentures; or

                 (7) to cure any ambiguity, to correct or supplement any provision in this Exchange Indenture that may be defective or inconsistent with any other provision in this Exchange Indenture, or to make any other provisions with respect to matters or questions arising under this Exchange Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or

                 (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Exchange Indenture under the Trust Indenture Act.

                 SECTION 902.  Supplemental Indentures with Consent of Holders.

                 With the consent of the Holders of at least a majority in principal amount of the Outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures), by Act of such Holders delivered to the Company and the Debentures Trustee, the Company, when authorized by a Board Resolution, and the Debentures Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Exchange Indenture or of modifying in any manner the rights of the Holders under this Exchange Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Exchange Debenture affected thereby:

                 (a) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or change the coin or currency in which, any Exchange Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                 (b) reduce the percentage in principal amount of Outstanding Exchange Debentures, the consent of whose Holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Exchange Indenture;

                 (c) modify any of the provisions of this Exchange Indenture relating to the subordination of the Exchange Debentures or the Subsidiary Debentures Guarantees in a manner materially adverse to the Holders; or

                 (d) waive a default in the payment of principal of, or premium, if any, or interest on the Exchange Debentures.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 SECTION 903.  Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Exchange Indenture, the Debentures Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Exchange Indenture. The Debentures Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Debentures Trustees own rights, duties or immunities under this Exchange Indenture or otherwise.

                 SECTION 904.  Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Exchange Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Exchange Indenture for all purposes; and every Holder of Exchange Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

                 SECTION 905.  Conformity with Trust Indenture Act.

                 Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                 SECTION 906. Reference in Exchange Debentures to Supplemental Indentures.

                 Exchange Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Debentures Trustee, bear a notation in form approved by the Debentures Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Exchange Debentures so modified as to conform, in the opinion of the Debentures Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Debentures Trustee in exchange for Outstanding Exchange Debentures.

                 SECTION 907.  Notice of Supplemental Indentures.

                 Promptly after the execution by the Company and the Debentures Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Exchange Debenture affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                 SECTION 908.  Effect on Senior Debt and Senior Subordinated
Debt.

                 No supplemental indenture shall adversely affect the rights of any holders of Senior Debt and Senior Subordinated Debt under Article Fourteen unless the requisite holders of each issue of Senior Debt and Senior Subordinated Debt affected thereby shall have consented to such supplemental indenture.


                                  ARTICLE TEN

                                   COVENANTS

                 SECTION 1001. Payment of Principal, Premium, If Any, and Interest.

                 The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Exchange Debentures in accordance with the terms of the Exchange Debentures and this Exchange Indenture.

                 SECTION 1002.  Maintenance of Office or Agency.

                 The Company shall maintain in The City of New York an office or agency where Exchange Debentures may be presented or surrendered for payment, where Exchange Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Exchange Debentures and this Exchange Indenture may be served. The Corporate Trust Office of the Debentures Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Debentures Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Debentures Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Debentures Trustee, and the Company hereby appoints the Debentures Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Debentures Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                 SECTION 1003. Money for Exchange Debenture Payments to Be Held in Trust.

                 If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Exchange Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due (or, in the case of interest, Exchange Debentures issued in lieu of payment thereof in money in accordance with the Exchange Debentures and this Exchange Indenture) until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Debentures Trustee of its action or failure to so act.

                 Whenever the Company shall have one or more Paying Agents for the Exchange Debentures, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Exchange Debentures, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due (or, in the case of interest, Exchange Debentures issued in lieu of payment thereof in money in accordance with the Exchange Debentures and this Exchange Indenture), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Debentures Trustee) the Company shall promptly notify the Debentures Trustee of such action or any failure to so act.

                 The Company shall cause each Paying Agent (other than the Debentures Trustee) to execute and deliver to the Debentures Trustee an instrument in which such Paying Agent shall agree with the Debentures Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (or, in the case of interest, Exchange Debentures issued in lieu of payment thereof in money in accordance with the Exchange Debentures and this Exchange Indenture) on Exchange Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Debentures Trustee notice of any default by the Company (or any other obligor upon the Exchange Debentures) in the making of any payment of principal (and premium, if any) or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Debentures Trustee, forthwith pay to the Debentures Trustee all sums so held in trust by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Exchange Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Debentures Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Debentures Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Debentures Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                 Any money deposited with the Debentures Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest (or, in the case of interest, Exchange Debentures issued in lieu of payment thereof in money in accordance with the Exchange Debentures and this Exchange Indenture) on any Exchange Debenture and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Debentures Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Debentures Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                 SECTION 1004.  Corporate Existence.

                 Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company) right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and shall not be, disadvantageous in any material respect to the Holders.

                 SECTION 1005.  Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP.

                 SECTION 1006.  Maintenance of Properties.

                 The Company shall cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

                 SECTION 1007.  Insurance.

                 To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size, including professional and general liability, property and casualty loss, workers' compensation and interruption of business insurance.

                 SECTION 1008.  Compliance with Laws.

                 The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                 SECTION 1009.  Limitation on Debt.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Subsidiary Debentures Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0.

                 In making the foregoing calculation, pro forma effect shall be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition

(whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility shall be computed based upon the average daily balance of such Debt during such four-quarter period.

                 (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

                 (i) Debt of the Company or any Subsidiary Debentures Guarantor under the Credit Facility (including guarantees thereof by the Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000 less any amounts applied to the permanent reduction of such Debt pursuant to Section 1012.

                 (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described under clause (i) above.

                 (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary (provided that such Debt is Junior Subordinated Debt and is held by the Company or such Restricted Subsidiary) or owed to the Company or a Subsidiary Debentures Guarantor by a Restricted Subsidiary that is not a Subsidiary Debentures Guarantor, provided the incurrence of such Debt did not violate the provisions of Section 1010.

                 (iv) Debt represented by the Notes and the Subsidiary Notes Guarantees.

                 (v) Debt represented by the Exchange Debentures and the Subsidiary Debentures Guarantees.

                 (vi) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

                 (vii) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

                 (viii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (viii) does not exceed $2,000,000 at any one time outstanding.

                 (ix) Debt of the Company or any Subsidiary Debentures Guarantor, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

                 (x) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

                 (xi) Acquired Debt of a Person, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of assets from such Person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this Section.

                 (xii) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause (i), (vi), (vii), (viii), (ix) or (x) of this Section, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Junior Subordinated Debt, such new Debt is made subordinate to the Exchange Debentures at least to the same extent as the Debt being refinanced, (C) in the case of any refinancing of the Exchange Debentures or any Pari Passu Debt, such Debt is Pari Passu Debt or Junior Subordinated Debt and (D) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

                 SECTION 1010.  Limitation on Restricted Payments.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

                 (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any of its Restricted Subsidiaries other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Capital Stock, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

                 (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any of its Unrestricted Subsidiaries or (ii) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

                 (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Junior Subordinated Debt; and

                 (d) make any Investment (other than a Permitted Investment) in any Person

(such payments or other actions described in (but not excluded from) clauses
(a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                 (i) no Default or Event of Default shall have occurred and be continuing,

                 (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 1009, and

                 (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                          (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                          (B) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination shall be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Exchange Debentures, as discussed above); plus

                          (C) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination shall be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                          (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

                          (E)     $5,000,000.

                 Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (f) and (g) below) no Default or Event of Default shall have occurred and be continuing or would occur:

                 (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

                 (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

                 (c) The purchase, redemption, defeasance or other acquisition or retirement for value of Junior Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of, Qualified Stock of the Company.

                 (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Junior Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Junior Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Junior Subordinated Debt with such new Junior Subordinated Debt pursuant to clause (xii) of the definition of Permitted Debt.

                 (e) The repurchase of any Junior Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Junior Subordinated Debt in the event of a "change of control" in accordance with provisions similar to Section 1011; provided that, prior to such repurchase, the Company has made the Change of Control Offer as provided in such Section with respect to the Exchange Debentures and has repurchased all Exchange Debentures validly tendered for payment in connection with such Change of Control Offer.

                 (f) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the Closing Date does not exceed $1,000,000 in any fiscal year.

                 (g) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

                 (h) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company, including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

                 (i) Repayment of the note payable of the Company to Citadel Communications outstanding as of the Closing Date in an amount not to exceed $12,817,000 plus all accrued and unpaid interest thereon to the Closing Date.

                 The payments described in clauses (b), (c), (e), (f) and (g) of this Section shall be Restricted Payments that shall be permitted to be taken in accordance with this Section but shall reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause
(iii), and the payments described in clauses (a), (d), (h) and (i) of this section shall be Restricted Payments that shall be permitted to be taken in accordance with this section and shall not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause
(iii).

                 For the purpose of making any calculations under this Exchange Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

                 If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment shall no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

                 If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and
(y) the initial amount of such Investment.

                 In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Exchange Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Exchange Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

                 SECTION 1011. Purchase of Exchange Debentures upon a Change of Control.

                 Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Exchange Debentures by the Company, in whole or in part in integral multiples of $1,000, in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof as of the Change of Control Purchase Date, plus accrued and unpaid interest to such date (the "Change of Control Payment").

                 Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control (a "Change of Control Offer") to each Holder of Exchange Debentures by first-class mail, postage prepaid, at its address appearing in the Exchange Debentures Register, stating:

                 (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 1011 and that all Exchange Debentures validly tendered shall be accepted for payment;

                 (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act (the "Change of Control Purchase Date");

                 (iii) that any Exchange Debenture not tendered shall continue to accrue interest;

                 (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                 (v) that a Holder electing to have any Exchange Debenture or a portion thereof purchased pursuant to the Change of Control Offer shall be required to surrender such Exchange Debenture to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date;

                 (vi) that the Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change in Control Purchase Date, facsimile transmission, telex or letter setting forth the name of such Holder, the principal amount of Exchange Debentures delivered for purchase and a statement that such Holder is withdrawing its election to have such Exchange Debentures purchased;

                 (vii) that the Holders whose Exchange Debentures are being purchased only in part shall be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in a principal amount of $1,000 or an integral multiple thereof; and

                 (viii) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.


                 On the Change of Control Purchase Date, the Company shall:
(i) accept for payment Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Exchange Debentures or portions thereof so accepted together with an Officers' Certificate specifying the Exchange Debentures or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Exchange Debentures so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in a principal amount of $1,000 or an integral multiple thereof.

                 The Company shall comply with the applicable tender offer rules including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Exchange Debentures under this Section 1011.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in any renewals, extensions, substitutions refinancings or replacements of such Debt that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchange Debentures or, if such Change of Control Offer is made, to pay for the Exchange Debentures tendered for purchase.

                 To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1011, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Exchange Indenture.

                 SECTION 1012.  Limitation on Certain Asset Sales.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked senior to or pari passu with the Exchange Debentures and release of the Company or such Restricted Subsidiary from all liability on such Debt.

                 (b) If the Company or any of its Restricted Subsidiaries engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Facility or to the repayment of other Senior Debt or Senior Subordinated Debt of the Company or a Subsidiary Debentures Guarantor or (ii) invest (or enter into one or more legally binding agreements to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that shall be used in the broadcast business or businesses reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

                 (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall make an offer to all Holders of Exchange Debentures (an "Asset Sale Offer") to purchase, on a pro rata basis, the maximum principal amount of Exchange Debentures, that is an integral multiple of $1,000, that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "Offered Price"). Within 30 days after the date on which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall give to each Holder of the Exchange Debentures, with a copy to the Debentures Trustee, in the manner provided in Section 106 a notice stating:

                 (i) that the Holder has the right to require the Company to repurchase such Holder's Exchange Debentures at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Exchange Debentures tendered;

                 (ii) the date of purchase of Exchange Debentures pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                 (iii) that the Offered Price shall be paid to Holders electing to have Exchange Debentures purchased on the Asset Sale Purchase Date, provided that a Holder must surrender its Exchange Debenture to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

                 (iv) any Exchange Debenture not tendered shall continue to accrue interest pursuant to its terms;

                 (v) that unless the Company defaults in the payment of the Offered Price, any Exchange Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

                 (vi) that Holders shall be entitled to withdraw their tendered Exchange Debentures and their election to require the Company to purchase such Exchange Debentures, provided that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount and serial numbers of the Exchange Debentures tendered for purchase, and a statement that such Holder is withdrawing its election to have such Exchange Debentures purchased;

                 (vii) that the Holders whose Exchange Debentures are being purchased only in part shall be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered; which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                 (viii) the instructions a Holder must follow in order to have his Exchange Debentures purchased in accordance with this Section 1012.

                 To the extent that the aggregate amount of Exchange Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the deficiency for general corporate purposes. If the aggregate principal amount of Exchange Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Exchange Debentures to be purchased shall be selected on a pro rata basis. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Debentures pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1012, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Exchange Indenture.

                 SECTION 1013.  Limitation on Asset Swaps.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Swap, unless:

                 (i) at the time of entering into the Asset Swap and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                 (ii) the Company would, at the time of entering into the Asset Swap and after giving pro forma effect to the proposed Asset Swap, as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 1009;

                 (iii) the respective aggregate fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the Asset Swap (or any difference in such aggregate fair market value is substantially compensated for by an equalizing (i) payment of cash, (ii) assumption of liabilities or (iii) taking of assets subject to liabilities); and

                 (iv) at the time of the consummation of the first to occur of the relinquishment or the replacement of assets constituting part of the proposed Asset Swap, the percentage of any decline in the fair market value of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value of the assets being disposed of the

         Company, calculated from the time the last agreement constituting part of the Asset Swap, was entered into.

                 SECTION 1014.  Limitation on Transactions with Affiliates.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless:

                 (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties who are not Affiliates and

                 (b) either (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $5,000,000, the Company delivers an Officers' Certificate to the Debentures Trustee certifying that such transaction or transactions comply with clause (a) above or (ii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

                 The foregoing provisions shall not restrict any of the following:

                 (A) Transactions among the Company and/or any of its Restricted Subsidiaries.

                 (B) The Company from paying reasonable and customary regular compensation, fees, indemnification and similar arrangements and payments thereunder to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries.

                 (C) Employment agreements or compensation or employee benefits arrangements with any officer, director or employee of the Company or its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder) (it being understood that benefits of the nature in place as of the Closing Date shall be deemed permissible hereunder).

                 (D)      The performance of the Company's obligations under
         (a) that certain lease agreement effective December 29, 1995 with Wilson Aviation, L.L.C. relating to the lease of an airplane, (b) that certain agreement not to compete dated December 31, 1996 with DVS Management, Inc. and (c) that certain Voting Trust Agreement dated March 17, 1997 among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P. and others and the related letter agreement dated March 17, 1997 among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P. and others (the "Affiliate Agreements"); provided that any amendments or modifications to the terms of the Affiliate Agreements (1) are no less favorable to the Company than those that could have been obtained in an arm's-length transaction with third parties who are not Affiliates and (2) are approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company.

                 (E) The Company from making payments to Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

                 (F) The Company or a Restricted Subsidiary from transferring up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest and in which one or more directors or officers of the Company or Citadel Communications has an equity interest, which joint venture is engaged in the internet service provider business.

                 (G) The Company from repaying the note payable of the Company to Citadel Communications outstanding as of the Closing Date in an amount not to exceed $12,817,000 plus all accrued and unpaid interest thereon to the Closing Date.

                 SECTION 1015. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Restricted Subsidiaries to
(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

                 (i) The Credit Facility and any agreement in effect on the Closing Date.

                 (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries.

                 (iii) The refinancing or successive refinancings of Debt referred to in clause (i) or (iv), so long as such encumbrances or restrictions are no less favorable to the Company or any of its Restricted Subsidiaries than those contained in such original agreement.

                 (iv) Any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

                 (v) Any agreement providing for the incurrence of Debt by a Restricted Subsidiary in compliance with Section 1009 provided that such Restricted Subsidiary becomes a Subsidiary Debentures Guarantor.

                 SECTION 1016. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                 The Company shall not sell, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or
(iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1010 if made on the date of such issuance or sale.

                 In addition, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

                 SECTION 1017.  Limitation on Unrestricted Subsidiaries.

                 (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate Section 1010, (iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

                 (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under Section 1009 and (ii) no Default or Event of Default shall have occurred and be continuing following such designation.

                 SECTION 1018.  Limitation on Other Subordinated Debt.

                 The Company and each Subsidiary Debentures Guarantor shall not, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Senior Subordinated Debt of the Company or such Subsidiary Debentures Guarantor, as the case may be, unless such Debt is also pari passu with the Exchange Debentures or the Subsidiary Debentures Guarantee of the Exchange Debentures by such Subsidiary Debentures Guarantor, as the case may be, or subordinate in right of payment to the Exchange Debentures or such Subsidiary Debentures Guarantee of the Exchange Debentures, as the case may be, to at least the same extent as the Exchange Debentures or such Subsidiary Debentures Guarantee are subordinate in right of payment to Senior Subordinated Debt or all senior subordinated debt of the Subsidiary Debentures Guarantors, as the case may be, as set forth in this Exchange Indenture.

                 SECTION 1019.  Subsidiary Debentures Guarantees.

                 The Subsidiary Debentures Guarantors shall, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Exchange Debentures on a subordinated basis pursuant to the Subsidiary Debentures Guarantees as described in Article Thirteen. The Subsidiary Debentures Guarantors may be released from their obligations under the Subsidiary Debentures Guarantees as described in Article Twelve and a Subsidiary Debentures Guarantor may be released from its obligations under its Subsidiary Debentures Guarantee as described in Article Thirteen.

                 The Company shall (i) cause each Person that, after the Closing Date, becomes a Wholly Owned Restricted Subsidiary of the Company, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company, to execute and deliver a supplemental indenture and thereby become a Subsidiary Debentures Guarantor bound by the Subsidiary Debentures Guarantee of the Exchange Debentures in the form set forth in this Exchange Indenture (without such Subsidiary Debentures Guarantor being required to execute and deliver its Subsidiary Debentures Guarantee endorsed on the Exchange Debentures) and (ii) deliver to the Debentures Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Debentures Trustee, that the Subsidiary Debentures Guarantee of such Subsidiary Debentures Guarantor is a valid and legally binding obligation of such Subsidiary Debentures Guarantor.

                 SECTION 1020. Limitation on Guarantees of Debt by Restricted Subsidiaries.

                 The Company shall not permit any of its Restricted Subsidiaries that is not a Subsidiary Debentures Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Debt of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Debentures Guarantee and (b) with respect to any guarantee of Junior Subordinated Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's Subsidiary Debentures Guarantee at least to the same extent as such Junior Subordinated Debt is subordinated to the Exchange Debentures, provided that the foregoing provision shall not be applicable to any guarantee by any such Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                 SECTION 1021.  Limitation on Liens.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Debt or Junior Subordinated Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any of its Restricted Subsidiaries now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Exchange Debentures are directly secured equally and ratably with (or prior to in the case of Junior Subordinated Debt) the obligation or liability secured by such Lien; provided that the foregoing shall not apply to Liens securing Debt of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which Lien is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

                 SECTION 1022.  Commission Reports and Reports to Holders.

                 At all times while the Exchange Debentures are issued and outstanding, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Debentures Trustee and each Holder, or will supply to the Debentures Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

                 Delivery of such reports, information and documents to the Debentures Trustee is for informational purposes only and the Debentures Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

                 SECTION 1023.  Statement as to Compliance.

                 (a) The Company shall deliver to the Debentures Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Exchange Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Exchange Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which shall have occurred and be continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Exchange Debentures is prohibited or if such event has occurred, a description of the event and what action each is taking or purposes to take with respect thereto. The Officers' Certificate shall also notify the Debentures Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 1023(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Exchange Indenture.

                 (b) When any Default shall have occurred and be continuing under this Exchange Indenture, or if the trustee for or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $10 million), the Company shall deliver to the Debentures Trustee by registered or certified mail or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five days of any officer of the Company having knowledge of any Default.

                 SECTION 1024.  Delivery of Certain Information.

                 If specified as contemplated by Section 301 with respect to a series of Exchange Debentures, at any time when the Company is not subject to
Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or to a prospective purchaser of such Exchange Debentures by such Holder. "Rule 144A Information" shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act as in effect on the date hereof.



                                 ARTICLE ELEVEN

                       REDEMPTION OF EXCHANGE DEBENTURES

                 SECTION 1101.  Redemption.

                 The Exchange Debentures may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Exchange Debenture, together with accrued interest to the Redemption Date.

                 SECTION 1102.  Applicability of Article.

                 Redemption of Exchange Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Exchange Indenture, shall be made in accordance with such provision and this Article.

                 SECTION 1103.  Election to Redeem; Notice to Debentures
Trustee.

                 The election of the Company to redeem any Exchange Debentures pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Debentures Trustee), notify the Debentures Trustee of such Redemption Date and of the principal amount of Exchange Debentures to be redeemed and shall deliver to the Debentures Trustee such documentation and records as shall enable the Debentures Trustee to select the Exchange Debentures to be redeemed pursuant to Section 1104.

                 SECTION 1104. Selection by Debentures Trustee of Exchange Debentures to Be Redeemed.

                 If less than all the Exchange Debentures are to be redeemed, the particular Exchange Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Debentures Trustee, from the Outstanding Exchange Debentures not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Debentures are listed, or, if such Exchange Debentures are not so listed, on a pro rata basis, by lot or by such other method as the Debentures Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Exchange Debentures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of an Exchange Debenture not redeemed to less than $1,000.

                 The Debentures Trustee shall promptly notify the Company in writing of the Exchange Debentures selected for redemption and, in the case of any Exchange Debentures selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Exchange Indenture, unless the context otherwise requires, all provisions relating to redemption of Exchange Debentures shall relate, in the case of any Exchange Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Exchange Debenture which has been or is to be redeemed.

                 SECTION 1105.  Notice of Redemption.

                 Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Exchange Debentures to be redeemed. The Debentures Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Debentures Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Debentures Trustee), an Officers' Certificate requesting that the Debentures Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

                 All notices of redemption shall state:

                 (1)      the Redemption Date,

                 (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                 (3) if less than all Outstanding Exchange Debentures are to be redeemed, the identification of the particular Exchange Debentures (or portion thereof) to be redeemed, as well as the aggregate principal amount of Exchange Debentures to be redeemed and the aggregate principal amount of Exchange Debentures to be outstanding after such partial redemption,

                 (4) in case any Exchange Debenture is to be redeemed in part only, the notice which relates to such Exchange Debenture shall state that on and after the Redemption Date, upon surrender of such Exchange Debenture, the Holder shall receive, without charge, a new Exchange Debenture or Exchange Debentures of authorized denominations for the principal amount thereof remaining unredeemed,

                 (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) shall become due and payable upon each such Exchange Debenture, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Exchange Debentures called for redemption (or the portion thereof) shall cease to accrue on and after said date,

                 (6) the place or places where such Exchange Debentures are to be surrendered for payment of the Redemption Price and accrued interest, if any,

                 (7)      the name and address of the Paying Agent,

                 (8) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

                 (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Exchange Debentures, and

                 (10) the paragraph of the Exchange Debentures pursuant to which the Exchange Debentures are to be redeemed.

                 SECTION 1106.  Deposit of Redemption Price.

                 Prior to any Redemption Date, the Company shall deposit with the Debentures Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Exchange Debentures which are to be redeemed on that date.

                 SECTION 1107.  Exchange Debentures Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Exchange Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Exchange Debentures shall cease to bear interest. Upon surrender of any such Exchange Debenture for redemption in accordance with said notice, such Exchange Debenture shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Exchange Debentures, or one or more Predecessor Exchange Debentures, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of
Section 311.

                 If any Exchange Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Exchange Debentures.

                 SECTION 1108.  Exchange Debentures Redeemed in Part.

                 Any Exchange Debenture which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Debentures Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Debentures Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Debentures Trustee shall authenticate and deliver to the Holder of such Exchange Debenture without service charge, a new Exchange Debenture or Exchange Debentures, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Exchange Debenture so surrendered, provided, that each such new Exchange Debenture shall be in a principal amount of $1,000 or integral multiple thereof.


                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                 SECTION 1201. Company's Option to Effect Legal Defeasance or Covenant Defeasance.

                 The Company and the Subsidiary Debentures Guarantors may, at their option by Board Resolution, at any time, with respect to the Exchange Debentures, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Exchange Debentures upon compliance with the conditions set forth below in this Article Twelve.

                 SECTION 1202.  Legal Defeasance and Discharge.

                 Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and any Subsidiary Debentures Guarantor shall be deemed to have been discharged from their obligations with respect to all Outstanding Exchange Debentures on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and any such Subsidiary Debentures Guarantor shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Exchange Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Exchange Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Exchange Debentures and this Exchange Indenture insofar as such Exchange Debentures are concerned (and the Debentures Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Exchange Debentures to receive payments in respect of the principal of (and premium, if any, on) and interest on such Exchange Debentures when such payments are due, (B) the Company's obligations to issue temporary Exchange Debentures, register the transfer or exchange of any Exchange Debentures, replace mutilated, destroyed, lost or stolen Exchange Debentures, maintain an office or agency for payments in respect of the Exchange Debentures and segregate and hold such payments in trust, (C) the rights, powers, trusts, duties and immunities of the Debentures Trustee and (D) the defeasance provisions of this Exchange Indenture.

                 Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Exchange Debentures.

                 SECTION 1203.  Covenant Defeasance.

                 Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1006 through 1022 with respect to the Outstanding Exchange Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Debentures shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Exchange Debentures shall not be outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Exchange Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(d), but, except as specified above, the remainder of this Exchange Indenture and such Exchange Debentures shall be unaffected thereby.

                 SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

                 The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Exchange Debentures:

                 (a) the Company must irrevocably deposit or cause to be deposited with the Debentures Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Exchange Debentures, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon shall provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Exchange Debentures at maturity (or upon redemption, if applicable) of such principal or installment of interest;

                 (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under Section 501(h) or

         (i) is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                 (c) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, this Exchange Indenture or any material agreement or instrument to which the Company or any Subsidiary Debentures Guarantor is a party or by which it is bound or cause the Debentures Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended;

                 (d) in the case of Legal Defeasance, the Company must deliver to the Debentures Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the Holders of the outstanding Exchange Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (e) in the case of Covenant Defeasance, the Company must have delivered to the Debentures Trustee an Opinion of Counsel to the effect that the Holders of the Exchange Debentures outstanding shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                 (f) the Company must have delivered to the Debentures Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                 SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                 Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Debentures Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Debentures Trustee") pursuant to Section 1204 in respect of the Outstanding Exchange Debentures shall be held in trust and applied by the Debentures Trustee, in accordance with the provisions of such Exchange Debentures and this Exchange Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Debentures Trustee may determine, to the Holders of such Exchange Debentures of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Debentures Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Exchange Debentures.

                 Anything in this Article Twelve to the contrary notwithstanding, the Debentures Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Debentures Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

                 SECTION 1206.  Reinstatement.

                 If the Debentures Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Subsidiary Debentures Guarantor's obligations under this Exchange Indenture, the Exchange Debentures and the Subsidiary Debentures Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Debentures Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company or any Subsidiary Debentures Guarantor makes any payment of principal of (or premium, if any) or interest on any Exchange Debenture following the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money and U.S. Government Obligations held by the Debentures Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                        SUBSIDIARY DEBENTURES GUARANTEES

                 SECTION 1301.  Subsidiary Debentures Guarantees.

                 (a) Each Subsidiary Debentures Guarantor hereby, jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of an Exchange Debenture authenticated and delivered by the Debentures Trustee, and to the Debentures Trustee on behalf of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Subsidiary Debentures Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Debentures Trustee or the Holders in connection with the enforcement of any Subsidiary Debentures Guarantee. Without limiting the generality of the foregoing, each Subsidiary Debentures Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Debentures Trustee under the Exchange Debentures or this Exchange Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                 (b) Each Subsidiary Debentures Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Debentures Guarantor pursuant to its Subsidiary Debentures Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Debentures Guarantor hereby irrevocably agree that the obligations of such Subsidiary Debentures Guarantor under its Subsidiary Debentures Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Debentures Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Debentures Guarantor in respect of the obligations of such other Subsidiary Debentures Guarantor under its Subsidiary Debentures Guarantee or pursuant to paragraph (c) of this Section 1301 result in the obligations of such Subsidiary Debentures Guarantor under its Subsidiary Debentures Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                 (c) In order to provide for just and equitable contribution among the Subsidiary Debentures Guarantors, the Subsidiary Debentures Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Debentures Guarantor (a "Funding Guarantor") under its Subsidiary Debentures Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Debentures Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Debentures Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of the Company or any other Subsidiary Debentures Guarantor's obligations with respect to its Subsidiary Debentures Guarantee. "Adjusted Net Assets" of such Subsidiary Debentures Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Debentures Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Debentures Guarantee of such Subsidiary Debentures Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Debentures Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Subsidiary Debentures Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Debentures Guarantee, as they become absolute and matured.

                 SECTION 1302.  Guaranty Absolute.

                 Each Subsidiary Debentures Guarantor guarantees that the Exchange Debentures shall be paid or performed strictly in accordance with the terms of the Exchange Debentures and this Exchange Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The obligations of each Subsidiary Debentures Guarantor under its Subsidiary Debentures Guarantee are independent of the obligations of the Company under the Exchange Debentures and this Exchange Indenture, and a separate action or actions may be brought and prosecuted against such Subsidiary Debentures Guarantor to enforce its Subsidiary Debentures Guarantee, irrespective of whether any action is brought against the Company or any other Subsidiary Debentures Guarantor or whether the Company or any other Subsidiary Debentures Guarantor is joined in any such action or actions. The liability of each Subsidiary Debentures Guarantor under its Subsidiary Debentures Guarantee shall be absolute and unconditional and the liability and obligations of such Subsidiary Debentures Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                 (a) any lack of validity or enforceability of this Exchange Indenture or the Exchange Debentures with respect to the Company or any Subsidiary Debentures Guarantor or any agreement or instrument relating thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Exchange Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Company or otherwise;

                 (c) the failure to give notice to the Subsidiary Debentures Guarantor of the occurrence of a Default under the provisions of this Exchange Indenture or the Exchange Debentures;

                 (d) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

                 (e) any failure, omission, delay by or inability on the part of the Debentures Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Debentures Trustee or the Holders in this Exchange Indenture or the Exchange Debentures;

                 (f) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any Subsidiary Debentures Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any Subsidiary Debentures Guarantor, the marshalling of the assets and liabilities of the Company or any Subsidiary Debentures Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Company or any Subsidiary Debentures Guarantor, or any of the assets of any of them;

                 (g) the assignment of any right, title or interest of the Debentures Trustee or any Holder in this Exchange Indenture or the Exchange Debentures to any other Person; or

                 (h) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a Subsidiary Debentures Guarantor, other than payment in full of the Indenture Obligations; it being the intent of each Subsidiary Debentures Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Exchange Indenture or the Exchange Debentures.

The Subsidiary Debentures Guarantee of each Subsidiary Debentures Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Holder or the Debentures Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. Each Subsidiary Debentures Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Subsidiary Debentures Guarantor, on the one hand, and the Holders and the Debentures Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as





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                                      113

provided in Article Five of this Exchange Indenture for the purposes of this Subsidiary Debentures Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guarantied hereby, and (ii) in the event of any declarations of acceleration of such obligations as provided in Article Five of this Exchange Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Debentures Guarantor for the purpose of this Subsidiary Debentures Guarantee.

                 SECTION 1303.  Waivers.

                 (a) Each Subsidiary Debentures Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of its Subsidiary Debentures Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Exchange Indenture or the Exchange Debentures or any other notice whatsoever to or upon the Company or such Subsidiary Debentures Guarantor with respect to the Indenture Obligations. Each Subsidiary Debentures Guarantor hereby acknowledges communication to it of the terms of this Exchange Indenture and the Exchange Debentures and all of the provisions herein contained and consents to and approves the same. Each Subsidiary Debentures Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

                 (b) Without prejudice to any of the rights or recourse which the Debentures Trustee or the Holders may have against the Company, each Subsidiary Debentures Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Debentures Trustee or the Holders to:

                 (1) initiate or exhaust any rights, remedies or recourse against the Company, any Subsidiary Debentures Guarantor or any other Person;

                 (2) value, realize upon, or dispose of any security of the Company or any other Person held by the Debentures Trustee or the Holders; or

                 (3) initiate or exhaust any other remedy which the Debentures Trustee or the Holders may have in law or equity;

before requiring, becoming entitled to or demanding payment from such Subsidiary Debentures Guarantor under this Subsidiary Debentures Guarantee.

                 SECTION 1304.  Subrogation.

                 Each Subsidiary Debentures Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Subsidiary Debentures Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Debentures Guarantor on account of any such subrogation rights at any time when all the Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and the Debentures Trustees and shall forthwith be paid to the Debentures Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

                 SECTION 1305.  No Waiver; Remedies.

                 No failure on the part of any Holder or the Debentures Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 1306. Continuing Guaranty; No Right of Set-Off; Independent Obligation.

                 (a) This Subsidiary Debentures Guarantee is a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and all other amounts payable under this Subsidiary Debentures Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Debentures Trustee or the Holders under this Exchange Indenture or the Exchange Debentures; and this Subsidiary Debentures Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Debentures Trustee or the Holders.

                 (b) Each Subsidiary Debentures Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Debentures Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                 (c) Each Subsidiary Debentures Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.





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                                      115

                 (d) Each Subsidiary Debentures Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Subsidiary Debentures Guarantee shall arise forthwith after demand for payment or performance by the Debentures Trustee has been given to such Subsidiary Debentures Guarantor in the manner prescribed in this Exchange Indenture.

                 SECTION 1307. Subsidiary Debentures Guarantors May Consolidate, Etc. on Certain Terms.

                 (a) Nothing contained in this Exchange Indenture or in any of the Exchange Debentures shall prevent any consolidation or merger of a Subsidiary Debentures Guarantor with or into the Company or another Subsidiary Debentures Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Debentures Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Debentures Guarantor, which consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Exchange Indenture.

                 (b) Other than as set forth in paragraph (a) of this Section, no Subsidiary Debentures Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Debentures Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Debentures Guarantor unless: (i) subject to the provisions of Section 1309, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Debentures Guarantor) assumes all of the obligations of such Subsidiary Debentures Guarantor under this Exchange Indenture and its Subsidiary Debentures Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Debentures Trustee, and (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

                 SECTION 1308.  Additional Subsidiary Debentures Guarantors.

                 The Company shall cause each Person that becomes a Wholly Owned Restricted Subsidiary after the date of this Exchange Indenture to become a Subsidiary Debentures Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Exchange Indenture providing for a Subsidiary Debentures Guarantee by such Wholly Owned
Restricted Subsidiary under Article Thirteen; provided that any such Wholly Owned Restricted Subsidiary that is organized outside of the United States shall not be required to provide a Subsidiary Debentures Guarantee so long as such Wholly Owned Restricted Subsidiary has not guaranteed any other Debt of the Company or any other Restricted Subsidiary. The Company shall deliver to the Debentures Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Debentures Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary

Debentures Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

                 SECTION 1309.  Releases.

                 (a) Concurrently with any consolidation or merger of a Subsidiary Debentures Guarantor with or into the Company or another Subsidiary Debentures Guarantor or any sale or conveyance of the property of a Subsidiary Debentures Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Debentures Guarantor, in each case as permitted by Section 1307, and upon delivery by the Company to the Debentures Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that (i) such consolidation, merger, sale or conveyance was or shall be made by a Subsidiary Debentures Guarantor in accordance with Section 1307, and (ii) all conditions precedent to such release have been satisfied, the Debentures Trustee shall promptly execute any documents reasonably required in order to evidence the release of such Subsidiary Debentures Guarantor from its obligations under its Subsidiary Debentures Guarantee. Any Subsidiary Debentures Guarantor not released from its obligations under its Subsidiary Debentures Guarantee under this Article Thirteen shall remain liable for the full amount of the Indenture Obligations under its Subsidiary Debentures Guarantee.

                 (b) Concurrently with the Legal Defeasance of the Exchange Debentures under Section 1202 hereof or the Covenant Defeasance of the Exchange Debentures under Section 1203 hereof, the Subsidiary Debentures Guarantors shall be released from all of their obligations under their Subsidiary Debentures Guarantees.

                 (c) Upon (i) the sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Debentures Guarantor to a Person that is not an Affiliate of the Company, (ii) the sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Debentures Guarantor to a Person that is not an Affiliate of the Company, or
(iii) the designation of such Subsidiary Debentures Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of this Exchange Indenture, then such Subsidiary Debentures Guarantor shall be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Debentures Guarantee without any further action on the part of the Debentures Trustee or any Holder of the Exchange Debentures; provided that the Net Cash Proceeds of any such sale, transfer or other disposition are applied in accordance with Section 1012.

                                ARTICLE FOURTEEN

                          SUBORDINATION OF SECURITIES

                 SECTION 1401. Exchange Debentures and Subsidiary Debentures Guarantees Subordinate to Senior Debt and Senior Subordinated Debt.

                 (a) The Company covenants and agrees, and each Holder of an Exchange Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fourteen, the indebtedness represented by the Exchange Debentures and the payment of the principal of (or premium, if any) and interest on each and all of the Exchange Debentures (but not amounts owing to the Debentures Trustee by the Company pursuant to Section 607 hereof) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt and Senior Subordinated Debt.

                 (b) Each Subsidiary Debentures Guarantor covenants and agrees, and each Holder of an Exchange Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fourteen, the indebtedness represented by the Subsidiary Debentures Guarantee of such Subsidiary Debentures Guarantor is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt of such Subsidiary Debentures Guarantor.

                 SECTION 1402.  Payment Over of Proceeds Upon Dissolution, Etc.

                 In the event of any payment or distribution of assets of the Company or any Subsidiary Debentures Guarantor to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company or any Subsidiary Debentures Guarantor (the Company or such Subsidiary Debentures Guarantor being the "Affected Obligor"), then (except (x) in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described in Article Eight or (y) in connection with the consolidation or merger of a Subsidiary Debentures Guarantor, or its liquidation or dissolution, not in violation of any provision of this Exchange Indenture) (each such event, if any, herein sometimes referred to as a "Proceeding"), (i) if the Affected Obligor is the Company, the holders of Senior Debt and Senior Subordinated Debt shall first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt and Senior Subordinated Debt before the Holders of the Exchange Debentures are entitled to receive any payment of principal of (or premium, if any) or interest on the Exchange Debentures or on account of the purchase or redemption or other acquisition of Exchange Debentures by the Company or any Subsidiary of the Company and (ii) if the





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                                      118

Affected Obligor is a Subsidiary Debentures Guarantor, the holders of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt of such Subsidiary Debentures Guarantor shall first be entitled to receive payment in full, in cash or cash equivalents, of principal of (and premium, if any) and interest on such Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, before the Holders of the Exchange Debentures are entitled to receive any payment pursuant to the Subsidiary Debentures Guarantee of such Subsidiary Debentures Guarantor (any payment on or purchase, redemption or acquisition of the Exchange Debentures, referred to in clause (i), and any payment on a Subsidiary Debentures Guarantee, referred to in clause (ii), being, individually and collectively, an "Exchange Debentures Payment"), and, to that end, if the Affected Obligor is the Company, the holders of Senior Debt and Senior Subordinated Debt and, if the Affected Obligor is a Subsidiary Debentures Guarantor, the holders of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt of such Subsidiary Debentures Guarantor (such Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, being "Affected Obligor Senior Debt" of such Affected Obligor) shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Exchange Debentures in any such Proceeding.

                 In the event that, notwithstanding the foregoing provisions of this Section 1402, the Debentures Trustee or the Holder of any Exchange Debenture shall have received any payment or distribution of assets of an Affected Obligor of any kind or character, whether in cash, property or securities, before all Affected Obligor Senior Debt is paid in full, then such payment or distribution, except for amounts subject to the claim granted to the Debentures Trustee in Section 607 hereof, shall be held in trust for the holders of Affected Obligor Senior Debt and shall be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Affected Obligor for application to the payment of all Affected Obligor Senior Debt remaining unpaid, to the extent necessary to pay all Affected Obligor Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of the Affected Obligor Senior Debt.

                 For purposes of this Article Fourteen only, the words "any payment or distribution of any kind or character, cash, property or securities" shall not be deemed to include a payment or distribution of equity or subordinated securities of the Affected Obligor provided for by a plan of reorganization or readjustment or of any other corporation provided for by such plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all then outstanding Affected Obligor Senior Debt to at least the same extent as the Exchange Debentures or Subsidiary Debentures Guarantees, as the case may be, are so subordinated as provided in this Article Fourteen.

                 SECTION 1403. No Payment When Certain Senior Debt and Senior Subordinated Debt in Default.

                 In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Exchange Debentures Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of the Specified Senior Debt or other obligations that are the subject of such Senior Payment Default shall have been paid in full. For purposes hereof, "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Specified Senior Debt, the payment of commitment, facility or other fees, letter of credit fees or agency fees under the Credit Facility, or payments with respect to letter of credit reimbursement arrangements with the Credit Facility Agent, when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

                 In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Debentures Trustee of written notice of such Senior Nonmonetary Default from the Credit Facility Agent or from an authorized Person on behalf of any holder of Specified Senior Debt, no Exchange Debentures Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of receipt of such written notice (the "Blockage Notice") and ending on the earliest of (i) the 179th day after the date of such receipt of the Blockage Notice (the "Initial Period"), (ii) the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured and (iii) the date, if any, on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Debentures Trustee from the Credit Facility Agent or from the Person who gave the Blockage Notice. Any number of additional payment blockage periods may be commenced during the Initial Period; provided, however, that no such additional payment blockage periods shall extend beyond the Initial Period. After the expiration of the Initial Period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the Initial Period. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Specified Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. For purposes hereof, "Senior Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Specified Senior Debt is outstanding, permits one or more holders of such Specified Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Specified Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.





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                                      120

                 In the event that, notwithstanding the foregoing, the Company or any Subsidiary Debentures Guarantor shall make any payment to the Debentures Trustee or any Holder prohibited by the foregoing provisions of this Section 1403, then such payment shall be held in trust for the holders of the Affected Obligor Senior Debt and shall be paid over and delivered forthwith to the holders of the Affected Obligor Senior Debt remaining unpaid, to the extent necessary to pay in full all the Affected Obligor Senior Debt.

                 SECTION 1404.  Payment Permitted If No Default.

                 Nothing contained in this Article Fourteen or elsewhere in this Exchange Indenture or in any of the Exchange Debentures shall, at any time except during the pendency of any Proceeding referred to in Section 1402 or under the conditions described in Section 1403, prevent (a) the Company or any Subsidiary Debentures Guarantor from making Exchange Debentures Payments, or
(b) the application by the Debentures Trustee of any money deposited with it hereunder to Exchange Debentures Payments or the retention of such payment by the Holders.

                 SECTION 1405. Subrogation to Rights of Holders of Senior Debt and Senior Subordinated Debt.

                 Subject to the payment in full of all Senior Debt and Senior Subordinated Debt, the rights of the Holders of the Exchange Debentures shall be subrogated to the rights of the holders of such Senior Debt and Senior Subordinated Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt and Senior Subordinated Debt until the principal of (and premium, if any) and interest on the Exchange Debentures shall be paid in full. Subject to the payment in full of all Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, the rights of the Holders of the Exchange Debentures shall be subrogated to the rights of the holders of such Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt to receive payments and distributions of cash, property and securities applicable to such Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt until the principal of (and premium, if any) and interest on the Exchange Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt of any cash, property or securities to which the Holders of the Exchange Debentures or the Debentures Trustee would be entitled except for the provisions of this Article Fourteen, and no payments over pursuant to the provisions of this Article Fourteen to the holders of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt by Holders of the Exchange Debentures or the Debentures Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and Senior Subordinated Debt and the Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt and the Holders of the Exchange Debentures, be deemed to be a payment or distribution by the

Company to or on account of the Senior Debt and Senior Subordinated Debt. Neither the Holders of the Exchange Debentures nor the Debentures Trustee shall have any claim against the holders of the Senior Debt or the Credit Facility Agent for any impairment of the subrogation rights herein granted arising out of any release of Liens securing the Senior Debt or the Subsidiary Guarantor Senior Debt.

                 SECTION 1406.  Provisions Solely to Define Relative Rights.

                 The provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt and Senior Subordinated Debt and Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt on the other hand. Nothing contained in this Article Fourteen or elsewhere in this Exchange Indenture or in the Exchange Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and Senior Subordinated Debt and the Holders of the Exchange Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article Fourteen of the holders of Senior Debt and Senior Subordinated Debt, is intended to rank equally with all other general obligations of the Company) to pay to the Holders of the Exchange Debentures the principal of (and premium, if any) and interest on the Exchange Debentures as and when the same shall become due and payable in accordance with their terms; or (b) impair, as among the Subsidiary Debentures Guarantors, their creditors other than holders of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt and the Holders of the Exchange Debentures, the obligation of the Subsidiary Debentures Guarantors, which is absolute and unconditional (and which, subject to the rights under this Article Fourteen of the holders of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, is intended to rank equally with all other general obligations of the Subsidiary Debentures Guarantors) to pay to the Holders of the Exchange Debentures the principal of (and premium, if any) and interest on the Exchange Debentures as and when the same shall become due and payable in accordance with their terms; or (c) affect the relative rights against the Company of the Holders of the Exchange Debentures and creditors of the Company other than the holders of Senior Debt and Senior Subordinated Debt or the relative rights against the Subsidiary Debentures Guarantors of the Holders of the Exchange Debentures and creditors of the Subsidiary Debentures Guarantors other than the Holders of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt; or (d) prevent the Debentures Trustee or the Holder of any Exchange Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Exchange Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Debt and Senior Subordinated Debt and Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt to receive cash, property and securities otherwise payable or deliverable to the Debentures Trustee or such Holder. The holders of the Senior Debt and the Credit Facility Agent, as the case may be, shall be entitled to enforce the provisions of this Article Fourteen against the Company, the Subsidiary Notes Guarantors, the Holders of the Exchange Debentures and the Debentures Trustee.

                 SECTION 1407.  Debentures Trustee to Effectuate Subordination.

                 Each Holder of an Exchange Debenture by his acceptance thereof authorizes and directs the Debentures Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Debentures Trustee his attorney-in-fact for any and all such purposes.

                 SECTION 1408.  No Waiver of Subordination Provisions.

                 No right of any present or future holder of any Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Debentures Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Subsidiary Debentures Guarantor with the terms, provisions and covenants of this Exchange Indenture, regardless of any knowledge thereof any such Holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, may, at any time and from time to time, without the consent of or notice to the Debentures Trustee or the Holders of the Exchange Debentures, without incurring responsibility to the Debentures Trustee or the Holders of the Exchange Debentures and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders of the Exchange Debentures to the holders of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, or otherwise amend or supplement in any manner Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, or any instrument evidencing the same or any agreement under which Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt and Senior Subordinated Debt or any Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be; (iii) release any Person liable in any manner for the collection of Senior Debt and Senior Subordinated Debt or any Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be; and (iv) exercise or refrain from exercising any rights against the Company or any Subsidiary Debentures Guarantor and any other Person.





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                                      123


                 SECTION 1409.  Notice to Debentures Trustee.

                 The Company and each Subsidiary Debentures Guarantor shall give prompt written notice to the Debentures Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Debentures Trustee in respect of the Exchange Debentures and of any subsequent cure or waiver thereof. Notwithstanding the provisions of this Article Fourteen or any other provision of this Exchange Indenture, the Debentures Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Debentures Trustee in respect of the Exchange Debentures, unless and until the Debentures Trustee shall have received written notice thereof from the Company or a holder of Senior Debt and Senior Subordinated Debt or a holder of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Debentures Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist.

                 Subject to the provisions of Section 601, the Debentures Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt and Senior Subordinated Debt or a holder of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt (or a trustee or agent therefor) to establish that such notice has been given by a holder of Senior Debt and Senior Subordinated Debt or a holder of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt (or a trustee or agent therefor). In the event that the Debentures Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt and Senior Subordinated Debt or a holder of Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, to participate in any payment or distribution pursuant to this Article Fourteen, the Debentures Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Debentures Trustee as to the amount of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, as the case may be, held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen, and if such evidence is not furnished, the Debentures Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 SECTION 1410. Reliance on Judicial Order or Certificate of Liquidation Agent.

                 Upon any payment or distribution of assets of the Company or any Subsidiary Debentures Guarantor referred to in this Article Fourteen, the Debentures Trustee, subject to the provisions of Section 601, and the Holders of the Exchange Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in a Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Debentures Trustee or to the Holders of Exchange Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and Senior Subordinated Debt, Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt and other indebtedness of the Company and the Subsidiary Debentures Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

                 SECTION 1411. Debentures Trustee Not Fiduciary for Holders of Senior Debt and Senior Subordinated Debt.

                 Except to the extent of its obligations under the penultimate paragraph of Section 1402 and the last paragraph of Section 1403, the Debentures Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Exchange Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt shall be entitled by virtue of this Article Fourteen or otherwise. The Debentures Trustee's duties with respect to holders of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt are limited to those specifically set forth in this Exchange Indenture, and no implied covenants or obligations shall be construed by any provision hereof.

                 SECTION 1412. Rights of Debentures Trustee as Holder of Senior Debt and Senior Subordinated Debt; Preservation of Debentures Trustee's Rights.

                 The Debentures Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and Senior Subordinated Debt or Subsidiary Guarantor Senior Debt and Subsidiary Guarantor Senior Subordinated Debt, and nothing in this Exchange Indenture shall deprive the Debentures Trustee of any of its rights as such holder.

                 Nothing in this Article Fourteen shall apply to claims of, or payments to, the Debentures Trustee under or pursuant to Section 607.

                 SECTION 1413.  Applicability to Paying Agents.

                 In case at any time any Paying Agent other than the Debentures Trustee shall have been appointed by the Company and be then acting hereunder, the term "Debentures Trustee" as used in this Article Fourteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fourteen in addition to or in place of the Debentures Trustee; provided, however, that this Section 1413 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                 SECTION 1414.  Defeasance of this Article Fourteen.

                 The subordination of the Exchange Debentures and the Subsidiary Debentures Guarantees provided by this Article Fourteen is expressly made subject to the provisions for Legal Defeasance or Covenant Defeasance in Article Twelve hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such Legal Defeasance or Covenant Defeasance, the Exchange Debentures and the Subsidiary Debentures Guarantees then outstanding shall thereupon cease to be subordinated pursuant to this Article Fourteen.

                 SECTION 1415.  Subordination Provisions Controlling.

                 Notwithstanding anything to the contrary contained in this Exchange Indenture, to the extent that any provision contained in Articles One (other than Section 101) through Thirteen of this Exchange Indenture conflicts with any provision contained in Article Fourteen (including the definitions of certain terms used in Article Fourteen) of this Exchange Indenture, the provisions contained in Article Fourteen of this Exchange Indenture shall govern and control.

                 IN WITNESS WHEREOF, the parties hereto have caused this Exchange Indenture to be duly executed as of the day and year first above written.

                                        CITADEL BROADCASTING COMPANY, a Nevada
                                                  corporation


                                        By /s/ Lawrence R. Wilson
                                           --------------------------------
                                           Name:  Lawrence R. Wilson
                                           Title: President


                                        CITADEL LICENSE, INC., as Guarantor


                                        By /s/ Lawrence R. Wilson
                                           -------------------------------
                                        Name:  Lawrence R. Wilson
                                        Title: President


                                        THE BANK OF NEW YORK,
                                          as Debentures Trustee


                                        By /s/ S. Giurlando
                                           --------------------------------
                                        Name:  Stephen J. Giurlando
                                        Title: Assistant Vice President